                                                                                     Filed pursuant to Rule 433
                                                                                          TERM SHEET SUPPLEMENT
                                                                             (To prospectus dated May 23, 2006)

                          Wachovia Mortgage Loan Trust, LLC Series 2007-A Trust
                                              Issuing Entity

             Wachovia Mortgage Loan Trust, LLC                         Wachovia Bank, National Association
                         Depositor                                              Seller and Sponsor

 National City Mortgage Co., Fifth Third Mortgage Company,                U.S. Bank National Association
                SunTrust Mortgage, Inc. and                       Master Servicer and Certificate Administrator
                  Wells Fargo Bank, N.A.
                 Servicers and Originators

                            Mortgage Pass-Through Certificates, Series 2007-A

The Trust will issue—

o  Class A Certificates, including a class of residual certificates.

o  Class B Certificates, all of which are subordinated to, and provide credit enhancement for, the Class
   A Certificates. Each class of Class B Certificates is also subordinated to each class of Class B
   Certificates, if any, with a lower numerical designation.

The Assets of the Trust will include—

o  Fully amortizing, adjustable interest rate, one- to four-family, residential first lien mortgage loans, substantially all of which have original terms to stated maturity of approximately 30 years.

__________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-1 in this term sheet supplement.

The certificates will not be insured or guaranteed by any governmental agency or instrumentality.

The  certificates  will  represent  interests in the issuing  entity only and will not  represent  interests in or obligations of the sponsor, the depositor or any of their affiliates.

Neither these  certificates  nor the assets of the trust will be obligations  of Wachovia  Capital  Markets,  LLC,
Wachovia Bank, National Association or any other bank and are not insured by the FDIC.
__________________________________________________________________________________________________________________

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING
TO  WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  THE  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY
CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY SERIES TERM SHEET RELATED TO THE OFFERING.

                                           Wachovia Securities
                                              March 19, 2007

This term sheet  supplement is not required to, and does not,  contain all information that is required to be included in the related  prospectus and the prospectus  supplement  for the offered  certificates.  The information in this term sheet supplement is preliminary and is subject to completion or change.

The  information  in this  term  sheet  supplement,  if  conveyed  prior to the  time of your  contractual commitment  to purchase any of the offered  certificates,  supersedes  information  contained in any prior similar  term  sheet  supplement  and  any  other  free  writing  prospectus  relating  to  those  offered certificates.

This  term  sheet  supplement  and any  related  term  sheet  for a  series  is not an  offer to sell or a solicitation  of an offer to buy these  securities in any state where such offer,  solicitation or sale is not permitted.

                                          European Economic Area

         In relation to each Member State of the European Economic Area which has implemented the
Prospectus Directive, each referred to in this term sheet supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the
Prospectus Directive is implemented in that Relevant Member State, referred to in this term sheet supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member
State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

         (a)      to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b)      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

         (c)      in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii)
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each
Relevant Member State.

                                                     S-i

                                              United Kingdom

         The underwriter has represented and agreed that:

         (a)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this term sheet supplement as FSMA) received by it in connection with the issue or sale of the certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

         (b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the
United Kingdom.

                                            ____________________

                                                     S-ii

  Important Notice about Information Presented in this Term Sheet Supplement, any Series Term Sheet, and the Base Prospectus with respect to the Offered Certificates

         We provide information to you about the offered certificates in three or more separate documents that provide progressively more detail:

     o   the related prospectus, dated May 23, 2006, which provides general information, some of which may not apply to the offered certificates;

     o   this term sheet supplement, which provides general information about the offered certificates;
         and

     o   one or more series term sheets, which describe terms applicable to the classes of offered certificates described therein and provide a description of certain collateral stipulations of the mortgage loans and the parties to the transaction, and provide other information related to the offered certificates.

         The registration statement to which this offering relates is Commission File Number 333-130771.

         Wachovia Mortgage Loan Trust, LLC's principal offices are located at 301 S. College Street,
NC5578-Suite G, Charlotte, NC 28288-5578, and its phone number is (704) 715-8239.

The offered certificates referred to in these materials, and the mortgage loans backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that the condition is not satisfied in any material respect, we will notify you, and neither the depositor nor the underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase. You have requested that the underwriter provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the

                                                     S-iii

document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

                                                     S-iv

                    TABLE OF CONTENTS

                                                 Page

RISK FACTORS......................................S-1
    The Rate of Principal Payments on the
    Mortgage Loans Will Affect the Yield
    on the Offered Certificates...................S-1
    Subordination of Super Senior Support
    Certificates and Class B Certificates
    and Increased Risk of Loss....................S-2
    Limited Source of Payments - No Recourse
    to Depositor, Originators, Seller, Servicers,
    Master Servicer, Certificate Administrator
    or Trustee....................................S-3
    Recent developments in the residential
    mortgage market may adversely affect the
    return on your certificates ..................S-3
    Limited Liquidity.............................S-4
    Geographic Concentration May Increase
    Risk of Loss Due to Adverse Economic
    Conditions or Natural Disasters...............S-5
    Rights of Beneficial Owners May Be
    Limited by Book-Entry System..................S-5
    Tax Consequences of Residual Certificates ....S-5
    The Return on Your Certificates Could be
    Reduced by Shortfalls Due to the Application
    of the Servicemembers Civil Relief Act and
    Similar State Laws............................S-6
    The Variable Rate of Interest on the
    Offered Certificates Will Affect Your Yield...S-7
    Mortgage Loans Paying Interest Only Until
    First Adjustment Date May Have Higher
    Risk of Default or Rates of Prepayment........S-8
    Default Risk on High Balance Mortgage Loans...S-8
    The Conservatorship, Receivership,
    Bankruptcy, or Insolvency of the Bank
    Could Result In Delayed or Reduced
    Distributions on the Certificates.............S-8
    Regulatory Action With Respect to the
    Bank Could Result In Losses..................S-11
    The Offered Class B Certificates ............S-12
    The Trustee May Not Have a Perfected
    Interest in Collections Commingled by

    The Master Servicer and Certificate
    Administrator................................S-28
    The Servicers................................S-31
    Servicing and Other Compensation and

    Restrictions on Transfer of the

    Weighted Average Lives of the Offered
    Certificates.................................S-67
    Yield on the Class 1-A-R Certificates........S-68

                                                     S-v

    Backup Withholding and Reporting

                                                     S-vi

                                               RISK FACTORS

         The offered certificates are not suitable investments for all investors.

         The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

         You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

         You should carefully consider the risk factors discussed below in addition to the other information contained in this term sheet supplement, the series term sheets and the prospectus.

The Rate of Principal Payments on             The rate of distributions of principal and the yield to maturity on
the Mortgage Loans Will Affect the            your certificates will be directly related to (i) the rate of payments
Yield on the Offered Certificates             of principal on the applicable mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on such mortgage
                                              loans.   Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty.

                                              The rate of principal payments on the mortgage loans mainly will be affected by the following:

                                              o        the amortization schedules of the mortgage loans;

                                              o    the rate of partial prepayments and full prepayments by
                                                   borrowers due to refinancing, job transfer, changes in property values or other factors;

                                              o    liquidations of the properties that secure defaulted mortgage loans;

                                              o    repurchases of mortgage loans by the depositor or the seller, as applicable, as a result of defective documentation or breaches of representations or warranties; and

                                              o    the optional repurchase of all the mortgage loans by Wells
                                                   Fargo, as a servicer, to effect a termination of the trust.

                                              For a more detailed discussion of these factors, see "Prepayment and
                                              Yield Considerations" in this term sheet supplement and "Description of the Agreements — Material Terms of the Pooling and Servicing
                                              Agreements and Servicing Agreements — Assignment of Assets;
                                              Repurchases," "Description of the Securities — Termination; Optional
                                              Purchase of Mortgage Loans and Contracts" and "Yield Considerations"
                                              in the prospectus.

                                                     S-1

                                              The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

                                              o    If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase due to
                                                   refinancings.

                                              o    Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

                                              Mortgage originators make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

                                              If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected.

                                              If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected.

                                              See "Prepayment and Yield Considerations" in this term sheet supplement.

Subordination of Super Senior Support         If you purchase Class B Certificates, you are more likely to suffer
Certificates and Class B Certificates and     losses as a result of losses or delinquencies on the mortgage loans
Increased Risk of Loss                        than are holders of the Class A Certificates.

                                              o    The rights of the holders of each class of Class B
                                                   Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class A
                                                   Certificates and the holders of each class of Class B
                                                   Certificates with a lower numerical designation. For example, the holders of the Class B Certificates with the highest numerical designation will not receive principal or interest on a
                                                   distribution date until the holders of the Class A Certificates and the holders of every other class of Class B Certificates with a lower numerical designation have received the amounts to which they are entitled on that date.

                                              o    Losses that are realized on the mortgage loans will be
                                                   allocated first to the Class B Certificates with the highest numerical designation, then to the Class B Certificates with the next highest numerical designation, and so on, in reverse of the numerical order of the Class B Certificates, until the class

                                                     S-2

                                                   balances of those classes have been reduced to zero. After the outstanding balances of the Class B Certificates have been reduced to zero, all losses will be allocated to the Class A
                                                   Certificates that receive payments from the related loan group.

                                              If you purchase super senior support certificates, you should consider the risk that after the Class B Certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in your related loan group that are allocated to the related super senior certificates will be borne by your super senior support certificates, rather than the related super senior certificates, for so long as your super senior support certificates are outstanding.

                                              For a more detailed description of the subordination feature of the
                                              Class B Certificates, see "Description of the Certificates —
                                              Allocation of Losses" and "— Cross-Collateralization" in this term sheet supplement.

Limited Source of Payments - No Recourse to   Proceeds of the applicable mortgage loans will be the sole source of
Depositor, Originators, Seller, Servicers,    payments on the certificates. The certificates do not represent an
Master Servicer, Certificate Administrator    interest in or obligation of the depositor, the originators, the
or Trustee                                    seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. There are, however, limited obligations of the seller with respect to certain breaches of its representations and warranties, and limited obligations of the servicers and the master servicer with respect to their servicing and master servicing obligations.

                                              Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates.

Recent developments in the residential        Recently, the residential mortgage market in the United States has
mortgage market may adversely affect the      experienced a variety of difficulties and changed economic conditions
return on your certificates.                  that may adversely affect the yield on your certificates.
                                              Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase.  In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally,

                                                     S-3

                                              particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                                              Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin.  This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

                                              Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and, in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing.  These events, alone or in combination, may contribute to higher delinquency rates.

                                              You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the return on your certificates.

Limited Liquidity                             The underwriter intends to make a market for purchase and sale of the offered certificates after their initial issuance, but the underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

                                              The secondary market for mortgage backed securities has experienced periods of illiquidity and can be expected to do so in the future.
                                              Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (such as the super senior support certificates and the Class B Certificates)
                                              will experience illiquidity.

                                                     S-4

Geographic Concentration May Increase Risk    At various times, certain geographic regions will experience weaker
of Loss Due to Adverse Economic Conditions    economic conditions and housing markets and, consequently, will
or Natural Disasters                          experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values.
                                              Any concentration of mortgaged properties in a state or region may present unique risk considerations.

                                              Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.

Rights of Beneficial Owners May Be Limited    All of the offered certificates (other than the Class 1-A-R
by Book-Entry System                          Certificates) are book-entry certificates and will be held through the book-entry system of The Depository Trust Company.  Transactions in these types of certificates generally can be effected only through
                                              DTC, Clearstream, Euroclear and their participants. As a result:

                                              o    your ability to pledge book-entry certificates to entities that do not participate in the DTC system, or to otherwise act with respect to book-entry certificates, may be limited due to the lack of a physical certificate for your certificates; and

                                              o    under a book-entry format, you may experience delays in the receipt of payments because distributions will be made by the certificate administrator to the DTC, and not directly to you.
                                              For a more detailed discussion of the book-entry certificates, see

                                              "Description of the Certificates — Book-Entry Certificates" in this term sheet supplement.

Tax Consequences of Residual Certificates     o    The Class 1-A-R Certificates will represent ownership of the sole class of "residual interests" in each REMIC for federal income tax purposes.

                                                     S-5

                                              o    The holders of the Class 1-A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of the related REMIC whether or not any cash
                                                   distributions are made to them. This allocation of income or loss may result in a zero or negative after tax return. No cash distributions are expected to be made with respect to the Class
                                                   1-A-R Certificates other than the distribution of its class balance and interest on such balance.

                                              o    Treasury regulations require a seller of the Class 1-A-R
                                                   Certificate to either pay the buyer an amount designed to
                                                   compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

                                              o    Due to their tax consequences, the Class 1-A-R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class 1-A-R Certificates may not be acquired by Plans.

                                              See "Description of the Certificates — Restrictions on Transfer of the
                                              Class 1-A-R Certificates," "Prepayment and Yield Considerations —
                                              Yield on the Class 1-A-R Certificates," "ERISA Considerations" and
                                              "Federal Income Tax Consequences" in this term sheet supplement.

The Return on Your Certificates Could be      The Servicemembers Civil Relief Act, as amended, or the Relief Act,
Reduced by Shortfalls Due to the              provides relief to borrowers who enter active military service and to
Application of the Servicemembers Civil       borrowers in reserve status who are called to active duty after the
Relief Act and Similar State Laws             origination of their mortgage loan.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.  Any resulting interest shortfalls are not required to be paid by the borrower at any future time.

                                              Neither the servicers nor the master servicer are required to advance these shortfalls as delinquent payments.

                                              Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will not be paid from any source on any payment date.

                                              The Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.

                                                     S-6

                                              The ongoing military operations of the United States in Iraq and
                                              Afghanistan have caused an increase in the number of persons in active military duty, including those persons previously in reserve status.
                                              We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar federal and state legislation or regulations.  See "Certain Legal Aspects of Mortgage
                                              Loans — Servicemembers Civil Relief Act and Similar Laws" in the
                                              prospectus.  It is possible that the number of reservists placed on active duty status in the near future may increase, and may increase substantially. In addition, other borrowers who enter military service after the origination of their mortgage loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Relief Act. See "Description of the
                                              Certificates — Interest" in this term sheet supplement and "Certain
                                              Legal Aspects of Mortgage Loans — Servicemembers Civil Relief Act and
                                              Similar Laws" in the prospectus.

The Variable Rate of Interest on the          The mortgage interest rate on each mortgage loan will be fixed for an
Offered Certificates Will Affect Your Yield   initial period of approximately three, five, seven or ten years from the date of origination of that mortgage loan (other than one mortgage loan that has no initial fixed rate period). Thereafter, each mortgage loan provides for adjustments to the mortgage interest rate on an annual basis. The mortgage interest rate on each mortgage loan will adjust to equal the sum of an index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate will be subject to an overall maximum mortgage interest rate. See "The Mortgage Pool" in this term sheet supplement.

                                              The pass-through rate on each certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the index. Moreover, although each mortgage loan has a maximum mortgage interest rate, none of the mortgage loans has a specified floor.
                                              Accordingly, the minimum mortgage interest rate to which the mortgage loans may adjust will be the applicable gross margin. In addition, if, despite increases in the index, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest limitation or a periodic cap, the yield on the related certificates could be adversely affected. Further, because the pass-through rates on the Class A Certificates and Class B Certificates will be based on a weighted average of the net mortgage interest rates of the related mortgage loans, disproportionate principal payments on the related mortgage loans having net mortgage interest rates higher or lower than the then-current pass-through rates on such certificates will affect

                                                     S-7

                                              the pass-through rates for such certificates for future periods and the yields on such certificates. See "The Mortgage Pool" and
                                              "Prepayment and Yield Considerations" in this term sheet supplement.

Mortgage Loans Paying Interest Only Until     Some of the mortgage loans require only the payment of interest for a
First Adjustment Date May Have Higher Risk    certain period of time after the applicable origination date. After
of Default or Rates of Prepayment             that period, the payments on each such mortgage loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such mortgage loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such mortgage loan.  In addition, because no amortization will occur during the interest-only period, the outstanding principal balance of such mortgage loan will be larger than if amortization did occur, and the amount of loss on any such mortgage loan that is in default may be larger.

                                              The increase in the mortgagor's monthly payment attributable to principal will occur when the mortgagor's monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the first adjustment date. The combination of these two factors may significantly increase the risk of default under such mortgage loan.

                                              In addition, the increase in the monthly payment made by a mortgagor may induce the mortgagor to refinance such mortgage loan which would result in a prepayment of such mortgage loan.

Default Risk on High Balance Mortgage Loans   The principal balances of some of the mortgage loans will be in excess of $1,000,000 as of the cut-off date.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on each of the respective mortgage pools as a whole.

The Conservatorship, Receivership,            The bank is the seller of the mortgage loans to the depositor. The
Bankruptcy, or Insolvency of the Bank Could   bank is also the provider of administrative services to the depositor.
Result In Delayed or Reduced Distributions    The bank is a national bank, and its deposits are insured by the
on the Certificates                           Federal Deposit Insurance Corporation (the "FDIC"). If certain events occur relating to the bank's financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the bank.

                                              The bank treats its transfer of the mortgage loans to the depositor as a sale. Arguments may be made, however, that the transfer of the mortgage loans constitutes only the grant of a security interest under applicable law.

                                                     S-8

                                              Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial
                                              institution's transfer of financial assets such as the mortgage loans if:

                                              o        the transfer involved a securitization of the financial
                                                       assets and meets specified conditions for treatment as a sale under relevant accounting principles;

                                              o        the financial institution received adequate consideration for the transfer;

                                              o        the parties intended that the transfer constitute a sale for accounting purposes; and

                                              o        the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

                                              The bank's transfer of the mortgage loans is intended to satisfy all of these conditions.

                                              If a condition required under the FDIC's regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the bank's transfer of the mortgage loans. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in delays or reductions in distributions on the certificates.
                                              If the FDIC were successful in any of these actions, moreover, holders of the certificates may not be entitled under applicable law to the full amount of their damages.

                                              Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank's transfer of the mortgage loans, distributions to holders of the certificates could be delayed or reduced if the bank entered conservatorship or receivership.

                                              The FDIC may be able to obtain a stay of any action by the trustee or any holders of certificates to enforce any obligations of the bank under any transaction document or to collect any amount owing by the bank under any transaction document. The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee. The delay caused by any of these actions could result in losses to holders of the certificates.

                                                     S-9

                                              If the bank entered receivership or conservatorship, the FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

                                              o        authorize the bank to stop providing administrative services to the depositor;

                                              o        prevent the appointment of a successor administrator for the depositor;

                                              o        alter the terms on which the bank continues to provide
                                                       administrative services to the depositor, including the
                                                       amount or the priority of the fees paid to the bank; or

                                              o        authorize the bank to refuse to perform its obligations under the transaction documents, including its obligations to make payments or to repurchase mortgage loans.

                                              If any of these events were to occur, the trustee's rights under the transaction documents may be limited or eliminated. Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their obligations. Payments to holders of the certificates could be delayed or reduced. Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

                                              The depositor is a wholly-owned indirect subsidiary of the bank.
                                              Certain banking laws and regulations may apply not only to the bank but to its subsidiaries as well. If the depositor were found to have violated any of these laws or regulations, holders of the certificates could suffer a loss on their investment.

                                              Arguments also may be made that the FDIC's rights and powers extend to the depositor and the trust created under the pooling agreement and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of holders of the certificates under the transaction documents. If the FDIC were to take this position, losses to holders of the certificates could result.

                                              In addition, no assurance can be given that the FDIC in the event of a receivership or conservatorship of the bank would not attempt to exercise control over the mortgage loans or the other assets of the depositor or the trust on an interim or a permanent basis. If this were to occur, distributions on the certificates could be delayed or reduced.

                                                     S-10

                                              Furthermore, if a conservator or receiver for the bank were to argue that any of the conservator's or receiver's administrative expenses relate to the mortgage loans or the transaction documents, those expenses could be paid from collections on the mortgage loans before the trustee receives any payments, which could result in losses to holders of the certificates.

                                              Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the bank or any of its affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.

                                              There may be other possible effects of a receivership,
                                              conservatorship, or insolvency of the bank that could result in delays or reductions in distributions on the certificates.

                                              The depositor and the trust will each be established so as to minimize the risk that it would become insolvent or enter bankruptcy.
                                              Nevertheless, the depositor and the trust may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated.  If the depositor or the trust were to become insolvent or were to enter bankruptcy, distributions on the certificates could be delayed or reduced.

Regulatory Action With Respect to the Bank    The bank is regulated and supervised by the Office of the Comptroller
Could Result In Losses                        of Currency, the FDIC, and the Board of Governors of the Federal
                                              Reserve System. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the bank and its affiliates.

                                              If any of these regulatory authorities were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the bank or its affiliates, that authority may have the power to order the bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the bank or the related affiliate probably would not be liable to holders of certificates for contractual damages for complying with such an order, and holders of certificates would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, distributions on the certificates could be delayed or reduced.

                                              In one case of which the depositor is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately
                                              120 days, to immediately withhold and segregate funds from collections

                                                     S-11

                                              for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.

The Offered Class B Certificates              In general, it is not expected that the offered Class B Certificates will receive any distributions of principal prepayments until the distribution date occurring in April 2014.  On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans may be allocated to the Class A Certificates as described in this term sheet supplement, and none or a
                                              disproportionately small portion of principal prepayments may be paid to the holders of the Class B Certificates.  As a result, the weighted average lives of the offered Class B Certificates may be longer than would otherwise be the case.  See "Description of the Certificates —
                                              Principal — Prepayment Percentages" in this term sheet supplement.

The Trustee May Not Have a Perfected          Each of the master servicer and the servicers will be permitted to
Interest in Collections Commingled by the     commingle collections on the mortgage loans with its own funds, and
Master Servicer or a Servicer                 may use the commingled funds for its own benefit. See "The Pooling and
                                              Servicing Agreement — Payments on Mortgage Loans; Accounts" in this term sheet supplement. The trustee may not have a perfected interest in these amounts, and thus distributions on the certificates could be delayed or reduced if the master servicer or a servicer were to enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations under the pooling agreement.

                                                     S-12

                                            THE MORTGAGE POOL

         The Trust will consist primarily of a Mortgage Pool of fully-amortizing Mortgage Loans secured by first liens on one- to four-family residential properties.  The Mortgage Loans have been divided into four Loan Groups.  Each Mortgage Loan will bear a fixed mortgage interest rate for approximately three, five, seven or ten years (other than one mortgage loan that has no initial fixed rate period).  Each mortgage note provides for adjustments to the mortgage interest rate thereon on each Adjustment Date, which will be at the end of the initial fixed-rate period and annually thereafter.  Some of the Mortgage
Loans require only payments of interest until the month following the first Adjustment Date.

         On each Adjustment Date, the mortgage interest rate of such Mortgage Loan will adjust to the sum of the related Index and the Gross Margin rounded up to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the Periodic Cap.  Adjustments to the interest rate for each Mortgage Loan are subject to a lifetime
Rate Ceiling.  None of the Mortgage Loans are subject to a lifetime minimum mortgage interest rate.
Therefore, the minimum mortgage interest rate for each Mortgage Loan will be the Gross Margin for that
Mortgage Loan.  On the first due date following each Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such
Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

         The Index for the Mortgage Loans will be One-Year LIBOR or One-Year CMT.  In the event the applicable Index for any Mortgage Loan is no longer available, the related Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

         Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below.  The values shown are intended only to provide a historical summary of the movements in One-Year LIBOR and may not be indicative of future rates.  The source of the values shown below is British Bankers' Association.

                                                     S-13

                                                          One-Year LIBOR
                              -----------------------------------------------------------------------
 Month                           2007        2006       2005        2004         2003        2002
                              ----------- ----------------------------------- ----------- -----------
 January                       5.34%       4.85%       3.11%       1.48%       1.46%       2.40%
 February                      5.41          4.95        3.27        1.47        1.46        2.57
 March                         5.23          5.12        3.57        1.37        1.38        2.48
 April                           -           5.29        3.81        1.34        1.27        3.06
 May                             -           5.38        3.71        1.82        1.29        2.64
 June                            -           5.51        3.76        2.11        1.25        2.60
 July                            -           5.68        3.90        2.39        1.16        2.27
 August                          -           5.54        4.22        2.35        1.44        1.97
 September                       -           5.39        4.13        2.26        1.45        1.92
 October                         -           5.32        4.48        2.49        1.24        1.66
 November                        -           5.30        4.72        2.54        1.48        1.62
 December                        -           5.21        4.82        2.96        1.60        1.73

         Listed below are historical values of average yields which are related to One-Year CMT. The values shown are the average monthly yields on U.S. Treasury Securities adjusted to a constant maturity of one-year for the months indicated, published by the Federal Reserve Board. By contrast, One-Year CMT is determined by reference to a weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year, rather than the monthly average yields. The monthly averages shown are intended only to provide a historical summary of the movements in yields on U.S. Treasury Securities adjusted to a constant maturity of one year and may not be indicative of future rates. The source of the values shown below is Federal Reserve Statistical Release H.15 (519).

                                                            One-Year CMT
                              -------------------------------------------------------------------------
Month                            2007       2006         2005        2004        2003         2002
                              -------------------------------------------------------------------------
January                        5.06%      4.45%        2.86%       1.24%       1.36%        2.16%
February                       5.05         4.68         3.03        1.24        1.30         2.23
March                            -          4.77         3.30        1.19        1.24         2.57
April                            -          4.90         3.32        1.43        1.27         2.48
May                              -          5.00         3.33        1.78        1.18         2.35
June                             -          5.16         3.36        2.12        1.01         2.20
July                             -          5.22         3.64        2.10        1.12         1.96
August                           -          5.08         3.87        2.02        1.31         1.76
September                        -          4.97         3.85        2.12        1.24         1.72
October                          -          5.01         4.18        2.23        1.25         1.65
November                         -          5.01         4.33        2.50        1.34         1.49
December                         -          4.94         4.35        2.67        1.31         1.45

         The Mortgage Pool consists of Mortgage Loans that were either (i) originated by National City,
Fifth Third, SunTrust or Wells Fargo, as Originators, or (ii) purchased by the Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.  For a description of the underwriting standards applicable to the Mortgage Loans, see "The Originators" in this term sheet supplement.  The Mortgage
Loans were sold by the Originators to Wachovia Bank, as Seller, and will be sold by the Seller to the
Depositor on the closing date pursuant to a Mortgage Loan Purchase Agreement between the Seller and the
Depositor.  The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the

                                                     S-14

Seller for breaches of representations and warranties made by the Seller with respect to the Mortgage
Loans and those remedies will be assigned by the Depositor to the Trustee in the Pooling Agreement.  The
Pooling Agreement will provide remedies against the Depositor for the failure to deliver documentation with respect to the Mortgage Loans.

         As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than 90.00%.  The value of any mortgaged property generally will change from the level that existed on the appraisal or sale date.  If residential real estate values generally or in a particular geographic area decline, the
Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

         The Mortgage Loans were selected for inclusion in the Mortgage Pool from among mortgage loans owned by Wachovia Bank based on Wachovia Bank's assessment of investors preferences and Rating Agency criteria.

         The related series term sheets include additional information with respect to the Mortgage
Loans expected to be included in the Mortgage Pool.

Static Pool Information

         Current static pool data with respect to National City's, Fifth Third's and SunTrust's adjustable interest rate mortgage loan originations is being provided by the filing of a periodic report on Form 8-K dated March 19, 2007 (the "Static Pool Data").  All Static Pool Data contained in such report for periods prior to January 1, 2006 will not form a part of this term sheet supplement, any series term sheet, the prospectus or the registration statement relating to the Offered Certificates.

         In the Static Pool Data, you will find summary information about the characteristics of
National City's, Fifth Third's and SunTrust's previously originated mortgage loans and delinquency, loss and prepayment information about such mortgage loans in quarterly or yearly increments through December
2006. The characteristics of an Originator's mortgage loans set forth in the Static Pool Data may differ from those of the other Originators, as well as from the Mortgage Loans to be included in the Trust. In addition, the performance information relating to such mortgage loans may have been influenced by factors beyond the Originators' control, such as housing prices and market interest rates. Therefore, the performance of these mortgage loans may not be indicative of the future performance of the Mortgage
Loans to be included in the Trust. The Static Pool Data was prepared solely by National City, Fifth Third and SunTrust.

         There can be no assurance that the delinquency and foreclosure experience set forth in the
Static Pool Data will be representative of the results that may be experienced with respect to the
Mortgage Loans included in the Trust.

                                              ISSUING ENTITY

         Wachovia Mortgage Loan Trust, LLC Series 2007-A Trust, referred to in this term sheet supplement as the issuing entity or the Trust, will be a Delaware common-law trust formed pursuant to the Pooling Agreement.  On the closing date, the Depositor will transfer to the Trust the Mortgage Loans that in the aggregate will constitute the Mortgage Pool, secured by first liens on one- to four-family residential properties.  The Trust will not have any additional equity, or any officers or directors.
The Pooling Agreement authorizes the Trust to engage only in selling the Certificates in exchange for the Mortgage Loans, entering into and performing its obligations under the Pooling Agreement, activities

                                                     S-15

necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Trust and making distributions to certificateholders.

         The fiscal year end of the Trust will be December 31.  The Master Servicer will file with the
SEC an annual report on Form 10-K on behalf of the Trust no later than 90 days after the end of its fiscal year.

         The Pooling Agreement provides that the Depositor assigns to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the
Mortgage Loans.  Furthermore, the Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be a sale, the conveyance of the
Mortgage Loans shall also be a grant by the Depositor to the Trustee of a security interest in the
Mortgage Loans and related collateral.

                                          THE SELLER AND SPONSOR

         Wachovia Bank, National Association (referred to in this term sheet supplement as Wachovia
Bank) is the Sponsor and Seller of all of the Mortgage Loans.  Wachovia Bank is a national banking association, an affiliate of the Depositor and a direct wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company
Act.  Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals. Wachovia Bank's headquarters and its executive offices are located at 301 S. College Street, Charlotte, North Carolina 28288.

         Wachovia Bank, its predecessors and its affiliates have been participants in the residential loan securitization market for over a decade, and Wachovia Bank has sponsored publicly-offered securitization transactions in that market since 1996.  Wachovia Bank and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia Bank and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia
Bank and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia Bank acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.  Wachovia Bank's residential loan securitization program is not a material source of funding for its operations.

         The Depositor's securitization program was initiated by Wachovia Bank to finance fully amortizing, one- to four-family, residential first lien mortgage loans that have been originated by third parties.  In the future, the Depositor may securitize other types of mortgages loans described in the prospectus under "Description of the Trusts — Assets," or mortgage loans originated by Wachovia Bank or its affiliates.  The table below sets forth the number of trusts and aggregate principal balance of the mortgage loans which have been included in trusts formed by the Depositor:

                                    2006              2005
Number                                3                 3
Aggregate Principal Balance   $1,562,310,100    $1,552,327,200

         The Sponsor's and Seller's material obligations in the transaction are to purchase the Mortgage
Loans from the Originators and sell them to the Depositor, and to repurchase or substitute defective

                                                     S-16

Mortgage Loans in certain instances, as described in "The Pooling and Servicing Agreement — Assignment
of Mortgage Loans" and "— Repurchases of Mortgage Loans" in this term sheet supplement.

         The Certificates do not represent an interest in or an obligation of the Seller or the
Sponsor.  The Seller's and the Sponsor's only obligations with respect to the Certificates will be pursuant to certain limited representations and warranties made by the Seller or as otherwise provided in this term sheet supplement.  The Sponsor has no obligations with respect to the Certificates.

                                             THE ORIGINATORS

         Each of the Originators has provided the information in the following paragraphs with respect to its origination practices for mortgage loans.

National City Mortgage Co.

         National City Mortgage is a division of National City Bank which is a wholly owned subsidiary of National City Corporation ("NCC").  National City Mortgage Co. (referred to in this term sheet supplement as National City, an Originator or a Servicer), the residential mortgage loan servicing affiliate, is a subsidiary of National City Bank ("NCB").  National City, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio.  As of December 31, 2006, National City serviced nearly 1.1 million mortgage loans totaling more than $170.6 billion.  National City's portfolio is composed of $149.7 billion in conventional loans and $20.8 billion in FHA/VA loans.

         National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending.
National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in
37 States from coast to coast.  National City Mortgage has the financial strength and stability that makes it one of the top 10 mortgage originators in the nation.

         The table below sets forth the number and aggregate principal balance of all mortgage loans which were originated by National City during the periods indicated:

                                                       Twelve Months Ended December 31,

                      2001               2002                 2003               2004              2005              2006
______________________________________________________________________________________________________________________________
By Number           386,748             492,451             655,287            404,614           325,916           239,023
By Aggregate
Principal
Balance         $56,865,963,869     $79,478,299,994     $105,561,114,324   $65,664,278,140   $59,031,348,835   $43,116,576,107

         The predecessor of National City, North Central Financial Corporation, was founded in 1955.
Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989.  The name was then changed to National City Mortgage Co.  At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, National
City has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations.  NCC and affiliated companies provide specialized services to the Company in various areas of operations.

                                                     S-17

         Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations.  This restructuring included the transfer of its mortgage origination function to National
City Bank of Indiana, the renaming of the old National City Mortgage Co. to National City Mortgage, Inc.
(which contains our Affiliated Banking Arrangements), and the transfer of the servicing and secondary marketing functions to a newly created company called NCM Newco, Inc. which was renamed National City
Mortgage Co.

         Effective July 22, 2006 National City Corporation consolidated its six separate bank charters into one national charter under the name of National City Bank headquartered in Cleveland, Ohio.  As a result of this consolidation, National City Mortgage and National City Mortgage Co. became a division of and a subsidiary of National City Bank respectively.  There were no changes in day-to-day mortgage operations.

         There are no material legal proceedings pending against National City.

         National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

         Regardless of structure, all underwriting reports to the appropriate National Underwriting
Manager.

         National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company's intranet.  These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

         Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization.  Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel.  These include 100% pre-funding audits within National City Wholesale underwriting division to check for identity theft, flipping and property valuation issues.  Target audits are conducted in National City Retail underwriting division in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

         National City Underwriting Standards

         National City's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.  Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

                                                     S-18

         The following underwriting guidelines apply to substantially all of the mortgage loans sold to the Seller by National City. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie
Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 are generally allowed.

         Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence or second home. The loan-to- value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original
loan-to-value of the related mortgage loan and FICO score.   Typically, the maximum cash-out permitted
is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%.  Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

         For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required.  No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80%
or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans sold to the Seller by National City meet Fannie Mae's or
Freddie Mac's standard or are acceptable to the Rating Agencies.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of
underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.   The
originator also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans
Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

         Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables.
Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

                                                     S-19

         Full/Alternative Documentation.  Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

     o   Verbal verification of employment

     o   Less that 12 months employment verified

     o   12-23 months employment verified

     o   24 months or more employment verified

     o   1 or 2 months bank statements

         Stated Documentation. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets may or may not be verified.

         Each mortgaged property securing a Mortgage Loan has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal
Practice adopted by the Appraisal Standard Board of Appraisal Foundation.  Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.  The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed.  The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines.  In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

Fifth Third Mortgage Company

         Fifth Third Mortgage Company and Fifth Third Bank (collectively referred to in this term sheet supplement as Fifth Third, an Originator or a Servicer) have been originating residential mortgage loans for over 25 years.  Fifth Third Mortgage Company is a wholly-owned subsidiary of Fifth Third Bank, an
Ohio banking corporation.  Fifth Third Mortgage Company is an Ohio corporation and has been in existence and originating prime residential loans since August, 1998.  This company was created as a result of the merger between Citizens Federal Bank and Fifth Third Bank.  Citizens Federal Bank's mortgage company,
CITFED Mortgage Company's name was changed to Fifth Third Mortgage Company in August 1998.  Prior to the
formation of Fifth Third Mortgage Company, the various affiliate banks in the Fifth Third Bancorp family originated mortgage loans.  The loans consisted mainly of conventional fixed and adjustable rate loans and all were serviced by Fifth Third Bank, an Ohio corporation.  As Fifth Third Mortgage Company continued to grow, its portfolio and geographic region grew as well.

         Fifth Third Bank is a wholly-owned subsidiary of Fifth Third Financial Corporation and an indirect subsidiary of Fifth Third Bancorp.  Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio.  Fifth Third Bank and Fifth Third Mortgage Company are also

                                                     S-20

headquartered in Cincinnati, Ohio.  Fifth Third Bancorp has $105.2 billion in assets, operates 19 affiliates in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia,
Pennsylvania and Missouri.  Mortgage loans are originated in all of these geographic areas.

         Fifth Third Bancorp banks deposit ratings are AA- and Aa1 from Standard & Poor's and Moody's, respectively, and their short-term ratings is A-1+ and Prime-1 and has a Moody's  senior debt rating of
Aa2.

         Residential Mortgage Loan Portfolio of Fifth Third

         Fifth Third has been originating and servicing residential mortgage loans for over 25 years.
The following information generally describes Fifth Third's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting guidelines and its Alt-A underwriting guidelines.

         Mortgage loans are purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of
Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie
Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by Fifth Third. Conforming conventional loans must generally be approved by the "Desktop Underwriter" and "Loan Prospector" automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

         Fifth Third's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal
Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

         Fifth Third's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations.  Exceptions to the underwriting standards may be permitted where compensating factors are present.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.  Because each loan is different, Fifth Third expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

         Fifth Third underwrites a borrower's creditworthiness based solely on information that Fifth
Third believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

         Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie
Mac, in that the borrower is required to provide the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A

                                                     S-21

products, the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

         Fifth Third obtains a credit report for each borrower that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax,
Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report.  A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by Fifth Third non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For Fifth Third Alt-A products, the minimum credit score is generally 620. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

         In addition to reviewing the borrower's credit history and credit score, Fifth Third underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

         In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter, Freddie Mac's Loan Prospector automated underwriting systems, or they have been manually underwritten by Fifth Third's underwriters, or by contract underwriters provided by certain mortgage insurance companies. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter is required to be  aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

         Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation.
The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by  an underwriter of Fifth Third or a mortgage insurance company contract underwriter.

                                                     S-22

         The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. Fifth Third sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, Fifth Third requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, Fifth Third requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%,
95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

         Fifth Third realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.
Therefore, each case is weighed individually on its own merits and exceptions to Fifth Third's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

         Fifth Third's portfolio of residential mortgage loans (which includes fixed rate first lien loans, adjustable rate first lien loans, Alt A loans, relationship banking loans as well as other types of residential mortgage loans serviced by Fifth Third) has grown from approximately $33.3 billion as of the end of the third quarter 2005 to approximately $36.8 billion as of the end of the third quarter
2006.  Fifth Third's residential mortgage loan portfolio consists predominately of long-term conventional loans made to owner-occupants and secured by first liens on residential one-to-four family real property.  Conventional loans are loans which are not insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration.

         Fifth Third or it affiliates have sold a portion of the mortgage loans they have originated to participants in the secondary mortgage markets including Fannie Mae and Freddie Mac.  Fifth Third has retained servicing obligations in substantially all sales transactions.  However, from time to time, it may sell individual or pools of mortgage loans on a servicing released basis.  Fifth Third sold approximately $24.5 billion of its portfolio as of third quarter 2005 and $27.7 billion of its portfolio as of third quarter 2006, to Fannie Mae, Freddie Mac, and other investors.  The remainder of the portfolio is either held as owned by Fifth Third or held for sale.

         The table below indicates the number and aggregate original principal balance of Jumbo Prime mortgage loans originated or acquired by Fifth Third Mortgage Company.

                                                     S-23

                                           2004                           2005                         2006
                                   ____________________________________________________________________________________
                                               Aggregate                     Aggregate                    Aggregate
                                               Original                      Original                     Original
                                 No. of        Principal          No. of     Principal          No. of  Principal Balance
         Asset Type              Loans     Balance of Loans       Loans   Balance of Loans      Loans       of Loans
________________________________________________________________________________________________________________________
                                 2,239       1,209,708,643        4,637    $2,117,216,898       2,729    $1,484,318,428

Jumbo Prime Loans *
*Jumbo Prime Loan = Original Principal Balance over $417,000

SunTrust Mortgage, Inc.

         General.  SunTrust Mortgage, Inc. (referred to in this term sheet supplement as SunTrust, an
Originator or a Servicer) is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a
Georgia chartered bank.  SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. ("STI"), one of the nation's largest commercial banking organizations with operations in Virginia, the District of
Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida.  As of
December 31, 2006, STI had total assets of $182.2 billion and total deposits of $124 billion.  STI is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia.  SunTrust's executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

         In December 1998, Crestar Financial Corporation ("CFC") merged with STI resulting in a banking entity with a history dating back to 1811.  SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated
March 30, 1927 as a wholly owned subsidiary of CFC.  SunTrust has originated Alt-A mortgage loans since
2004.

         Origination Process.  SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer.  SunTrust originates mortgage loans directly through SunTrust branches and more than 170 locations in SunTrust markets and adjacent states.  SunTrust also accepts mortgage applications through toll-free telephone numbers and its Internet website.  SunTrust purchases mortgage loans from approved correspondents and brokers in 49 states.  All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by
SunTrust.

         Origination Volume.  The following table sets forth selected information regarding SunTrust's residential mortgage loan originations for the past three years:

                                                     S-24

  Year to date            December 31, 2006            December 31, 2005             December 31, 2004            December 31, 2003
_______________________________________________________________________________________________________________________________________
                                    Principal                     Principal                     Principal                   Principal
                                    Balance of                    Balance of                   Balance of                  Balance of
                       Number of      Loans        Number of        Loans        Number of        Loans       Number of       Loans
                         Loans      Originated       Loans        Originated      Loans        Originated      Loans       Originated
                      Originated     ($000's)      Originated      ($000's)     Originated      ($000's)     Originated     ($000's)
_______________________________________________________________________________________________________________________________________
Loan Type

Agency Fixed           134,590     23,190,502         118,353    19,604,164          78,436      11,719,353     131,696      19,305,042
Agency ARM               4,068        876,296           4,762       871,644          17,877       3,184,106      19,208       3,385,699
EZ Option Fixed (1)     28,302      6,080,958          19,421     4,021,560           2,326         412,966       1,804         401,453
EZ Option ARM (1)        9,447      2,370,321          15,750     3,778,697           6,862       1,622,846         560         135,911
Jumbo Fixed              6,857      4,258,863           5,091     2,746,943           3,454       1,673,674       8,285       3,973,186
ARM Plus (2)               298        100,090           2,854       940,210               1             333           1             150
Other                  116,222     18,432,858         103,398    15,690,489          74,762      11,616,584     113,587      16,498,292

               Total: 299,784      55,309,888         269,629    47,653,707         183,718      30,229,862     275,141      43,699,733

     (1) "EZ" means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans.
     These guidelines include, for example, reduced documentation requirements (including stated
     incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.
     (2) "ARM Plus" means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

         Underwriting Standards

         SunTrust underwriting guidelines are designed to evaluate the borrower's capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met.
Disclosure and verification of employment may also be waived within specific program parameters.
SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

         The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust requires that the borrower's sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower's financial condition, SunTrust may require a description of assets and income.
Liabilities and expenses are included on the application and SunTrust obtains a credit report, which

                                                     S-25

summarizes the borrower's credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment.  Such employment verification may be obtained either through analysis of the borrower's most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower's employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

         To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

         SunTrust may, as part of its overall evaluation of a borrower's creditworthiness, use credit scores to assist in making a credit decision. "Credit scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

         As a general rule, SunTrust offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower's primary residence, 2nd home or investment property. The maximum loan amount for a cash out refinance $2,000,000 with $200,000 cash back to the borrower for LTV's greater than 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

Wells Fargo Bank, N.A.

         Wells Fargo Bank, N.A. (referred to in this term sheet supplement as Wells Fargo, an Originator or a Servicer) is a national banking association.

                                     SERVICING OF THE MORTGAGE LOANS

General

         Primary servicing of the Mortgage Loans will be provided by National City, Fifth Third,
SunTrust and Wells Fargo in accordance with the terms of the Pooling Agreement and the Servicing
Agreements, as defined below.  Pursuant to the Pooling Agreement and a master purchase and servicing agreement, dated as of May 1, 2006 (as amended from time to time, the "National City Servicing
Agreement"), National City will service the Mortgage Loans it will sell to the Depositor. Pursuant to the

                                                     S-26

Pooling Agreement and a master purchase and servicing agreement, dated as of March 1, 2006 (as amended from time to time, the "Fifth Third Servicing Agreement"), Fifth Third will service the Mortgage Loans it will sell to the Depositor.  Pursuant to the Pooling Agreement and a master purchase and servicing agreement, dated as of August 1, 2005 (as amended from time to time, the "SunTrust Servicing
Agreement"), SunTrust will service the Mortgage Loans it will sell to the Depositor.  Pursuant to the
Pooling Agreement and a seller's warranties and servicing agreement, dated as of April 1, 2006 (the
"Wells Fargo Servicing Agreement" and collectively with the National City Servicing Agreement, the Fifth
Third Servicing Agreement and the SunTrust Servicing Agreement, the "Servicing Agreements"), Wells Fargo
will service the Mortgage Loans it will sell to the Depositor.

         The Servicers may perform any of their obligations under the Servicing Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans. All of the Mortgage Loans will be master serviced by U.S.
Bank in accordance with the terms of the Pooling Agreement. The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans.  In the event of a default by a Servicer under the Pooling
Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer and will either find a successor servicer or will assume the primary servicing obligations for the related
Mortgage Loans itself.  In the event of a default by U.S. Bank in its role as Master Servicer or
Certificate Administrator, the Trustee will be required to enforce any remedies against the Master
Servicer and will either find a successor Master Servicer and Certificate Administrator or assume the master servicing and certificate administration roles itself.

         Servicers are generally responsible for the following duties:

              o   communicating with borrowers;

              o   sending monthly remittance statements to borrowers;

              o   collecting payments from borrowers;

              o   recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

              o   accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Master Servicer, together with any other sums paid by borrowers that are required to be remitted;

              o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;

              o   paying escrows for borrowers, if applicable;

              o   calculating and reporting payoffs and liquidations;

              o   maintaining an individual file for each Mortgage Loan; and

              o   maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

                                                     S-27

         The Certificates will not represent an interest in, or an obligation of, nor are the Mortgage
Loans guaranteed by, the Master Servicer, the Servicers or any of their affiliates.

The Master Servicer and Certificate Administrator

         The information set forth in the following 12 paragraphs has been provided by U.S. Bank.

         U.S. Bank National Association ("U.S. Bank") will act as Master Servicer and Certificate
Administrator pursuant to the Pooling Agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006.  As of
December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

         U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46
U.S. cities.  The master servicing offices are located at 2121 Cliff Drive, #205, Eagan, MN 55122 and its certificate administrator offices located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN
55107-2292.

         U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.1 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         U.S. Bank has provided securities administration services since 1987.  As of December 31, 2006,
U.S. Bank was acting as securities administrator with respect to more than $31,749,000,000 of outstanding residential mortgage-backed securities.

         The Certificate Administrator's procedures for performing its calculation duties as required by the Pooling Agreement are set forth as follows:

         A U.S. Bank analyst (an "Analyst") will review the relevant executed legal transaction documents for this transaction (collectively, the "Documents") and program the distribution module of
U.S. Bank's cash-flow modeling system (the "System") to provide the necessary calculations for this transaction.  The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.

         Prior to the first distribution to the certificateholders, a supervisor for the transaction
(the "Supervisor") will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output.  The Supervisor will also review the content of the certificateholder statements prior to the first Distribution Date to ensure that all information required by the Documents is present and correct.

         The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions.  The Supervisor's responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

                                                     S-28

         On a monthly basis, an Analyst will obtain from the Master Servicer a file containing the payment activity for the related collection period on a loan-by-loan basis.  The loan file will be converted to a database format and loaded into the System program.  Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.  Once the loan data is confirmed with the Master Servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

         To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the Master Servicer, U.S. Bank will do so based on information received from the underwriter or the Master Servicer.  U.S. Bank will identify all discrepancies and bring them to the attention of the servicer for resolution. If all discrepancies are not resolved by the date required in the
Documents, U.S. Bank will deliver a discrepancy memorandum to the Master Servicer.

         The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor.  The Supervisor also will be responsible for the timely delivery of reports to the administration unit for process all cashflow items.

         In the past three years, the Certificate Administrator has not made material changes to the policies and procedures of its securities administration services for asset-backed certificates.
However, the Certificate Administrator acquired the securities administration business of State Street
Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the Certificate Administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution.  As of January 1, 2006, all offices of the Certificate
Administrator will use the procedures set forth above.

           The Master Servicer has agreed to perform only those duties specifically set forth in the
Pooling Agreement.  These duties include the responsibility for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling Agreement, and will establish and maintain the Collection Account for the benefit of the certificateholders.  In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer.  For these services, the Master Servicer will receive all investment income earned on amounts on deposit in the Collection Account as compensation for performance of its duties under the Pooling Agreement.  U.S.
Bank has been engaged in the business of master servicing pools of residential mortgage loans since
1996, but it has not acted as master servicer for any securitization transactions.  As of December 31,
2006, U.S. Bank was acting as master servicer for approximately 126 pools of residential mortgage loans with an aggregate outstanding principal balance of approximately $5,016,900,000.

         In addition to the termination of the Master Servicer due to an event of default as described above, the Depositor may terminate the Master Servicer without cause and appoint a successor Master
Servicer.  Any successor Master Servicer must be reasonably satisfactory to the Trustee, and its appointment as Master Servicer must not result in the lowering of the then-current ratings assigned to any class of Certificates.  In the event that the Master Servicer is terminated without cause, the
Depositor will pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate

                                                     S-29

Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer.

         The Certificate Administrator will receive the Certificate Administration Fee as compensation for performance of its duties under the Pooling Agreement.  The Certificate Administrator has agreed to perform only those duties specifically set forth in the Pooling Agreement.  Under the terms of the
Pooling Agreement, the Certificate Administrator's limited responsibilities include the following:

             o    to deliver to certificateholders of record certain notices, reports and other documents received by the Certificate Administrator, as required under the Pooling
                  Agreement;

             o    to authenticate, deliver, cancel and otherwise administer the Certificates;

             o    to periodically report on and notify certificateholders of certain matters relating to actions taken by the Trustee, property and funds that are possessed by the Trustee, and other similar matters;

             o    to establish and maintain the Certificate Account and to maintain accurate records of activity in the Certificate Account;

             o    to represent the certificateholders in interactions with clearing agencies and other similar organizations;

             o    to distribute and transfer funds in the Certificate Account pursuant to the report that it will prepare, which will include information provided to it by the Master
                  Servicer and the Servicers, as applicable, in accordance with the terms of the Pooling
                  Agreement;

             o    to periodically report on and notify certificateholders of certain matters relating to actions taken by the Certificate Administrator, property and funds that are possessed by the Certificate Administrator, and other similar matters; and

             o    to perform certain other administrative functions identified in the Pooling Agreement.

         The Certificate Administrator is not liable for any errors of judgment as long as the errors are made in good faith and the Certificate Administrator was not negligent.

         The Certificate Administrator may resign at any time by giving written notice to the Trustee, the Depositor and the certificateholders.  The Certificate Administrator may be removed at any time by a majority of the certificateholders.  The Depositor may also remove the Certificate Administrator if the
Certificate Administrator is no longer eligible to act as Certificate Administrator under the Pooling
Agreement, if the Certificate Administrator becomes insolvent, or if the Certificate Administrator is the Master Servicer and a successor Master Servicer is appointed.  In all those circumstances, the
Depositor must appoint a successor Certificate Administrator for the Certificates.  Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until the successor Certificate Administrator accepts the appointment.

         The successor Certificate Administrator must be (a) an institution the deposits of which are fully insured by the FDIC, (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor

                                                     S-30

certificate administrator either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P and "A2" by Moody's or (ii) whose serving as Certificate
Administrator would not result in the lowering of the ratings originally assigned to any class of
Certificates.  The Certificate Administrator or any successor to it may not be the Depositor or an affiliate of the Depositor, an Originator, the Master Servicer, a Servicer or a subservicer, unless the
Certificate Administrator is an institutional trust department.

         Under the Pooling Agreement, the Pool Distribution Amount for each Loan Group will be decreased by such Loan Group's allocable share of any amounts owed to the Certificate Administrator due to the
Trust's indemnification of the Certificate Administrator for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling
Agreement or the Certificates, or its duties under the Pooling Agreement.  The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the
Certificate Administrator through the Certificate Administrator's own willful misfeasance, bad faith or negligence.

The Servicers

         Each of the Servicers has provided the information in the following paragraphs.

         National City Mortgage Co.

         Organization.  National City Mortgage is a division of National City Bank which is a wholly owned subsidiary of National City Corporation ("NCC").  National City, the residential mortgage loan servicing affiliate, is a subsidiary of National City Bank ("NCB").  National City, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg,
Ohio, a southern suburb of Dayton, Ohio.  As of December 31, 2006, National City serviced nearly 1.1 million mortgage loans totaling more than $170.6 billion.  National City's portfolio is composed of
$149.7 billion in conventional loans and $20.8 billion in FHA/VA loans.

         The following table summarizes the loan servicing portfolio experience, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by
National City. The information should not be considered as a basis for assessing the likelihood of future growth or declination of the servicing portfolio for the Mortgage Loans, and no assurances can be given that the past loan servicing portfolio experience presented in the following table will be indicative of the actual experience on the Mortgage Loans going forward:

                          -------------- --------------- --------------- -------------- --------------- --------------
TOTAL SERVICING           December 2001  December 2001   December 2002   December 2002   December 2003  December 2003
                              Count          $(000)          Count           $(000)         Count          $(000)
Count/Balance                800,450      $88,386,490       964,741      $122,259,694     1,111,388     $155,274,844
Percentage Change             20.2%          40.3%           20.5%           38.3%          15.2%           27.0%
From Prior Year
Percent Government             27%            24%             25%             21%            23%             19%
                          -------------- --------------- --------------- -------------- --------------- --------------

                          -------------- --------------- --------------- -------------- --------------- --------------
TOTAL SERVICING           December 2004  December 2004   December 2005   December 2005   December 2006  December 2006
                              Count          $(000)          Count          $(000)          Count          $(000)
Count/Balance               1,135,033     $164,020,079     1,111,277     $168,946,723     1,086,548     $170,621,554
Percentage Change             2.1%            5.6%           -2.1%           3.0%           -2.2%           1.0%
From Prior Year
Percent Government             22%            17%             18%             14%            17%             12%
                          -------------- --------------- --------------- -------------- --------------- --------------

                                                     S-31

         The predecessor of National City, North Central Financial Corporation, was founded in 1955.
Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989.  The name was then changed to National City Mortgage Co.  At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, National
City has grown through the consolidation of the residential mortgage lending operations  of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations.  NCC and affiliated companies provide specialized services to National City Mortgage in various areas of operations.

         Effective January 1, 2005, National City Mortgage reorganized the legal structure of its mortgage operations.  This restructuring included the transfer of its mortgage origination function to
National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

         Effective July 22, 2006 NCB-Indiana, NCB-Kentucky, NCB-Southern Indiana, NCB-Pennsylvania, and
NCB-Midwest merged into a single bank charter (Ohio): National City Bank.  For National City, this did not significantly impact current day-to-day functions.

         On August 23, 2005, the Office of Inspector General issued its final audit concerning late submitted requests to the Department of Housing and Urban Development for FHA insurance made between May
1, 2002 and April 30, 2004 by National City Mortgage Co., a subsidiary of National City Bank. One of the recommendations contained in the final audit was for a determination to be made as to the legal sufficiency of possible remedies under the Program Fraud Civil Remedies Act. In late 2006, the
Department of Housing and Urban Development referred the matter to the Department of Justice's Civil
Division to determine if possible civil claims exist under the Program Fraud Civil Remedies Act and the
False Claims Act. The Company is cooperating with the Department of Justice in its civil claims investigation. The nature and amount of any liabilities that might arise from this investigation is not determinable at this time.

         Servicing.  National City maintains a centralized servicing platform in Miamisburg, OH.  The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. National City utilizes Fidelity's Mortgage Servicing Package ("MSP") as its
servicing system.  National City provides customary servicing pursuant to servicing agreements between
National City and the various investors.

         There have been no material changes to the policies or procedures in the servicing function in the past three years.

         The National City investor reporting unit has implemented several technological applications to improve its reporting capabilities including an Investor Information Database used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

         National City maintains two lockbox locations through a third-party vendor.  The majority of all borrower payments are processed through these lockboxes.  The Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk-ins, which is approximately 2% of the overall payment volume.  In addition, the department manages suspense, payment research for missing payments, returns for non-sufficient funds or stop payment, electronic funds transfer, and balancing cash deposited into the payment clearing accounts.

                                                     S-32

         The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain National City's lien position.  National City monitors its tax payment functions in-house.  The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

         Loan setup employees validate 100% of the imaged loan documents to the company's origination system to ensure accuracy. National City also uses Fidelity's Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

         National City's mortgage loan document custodial responsibilities are performed by National
City Bank of Kentucky or as designated by the related servicing agreement.

         National City employs vendors to monitor and track hazard, flood and lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. National City implements lender placed flood insurance to cover any gap between the property value and insurance coverage.

         National City utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

         National City's non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

         The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the MSP system along with a variety of additional applications, including Early
Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

         The default information services group provides centralized training, management-level reporting and customized private investor reporting.  A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options.
Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

         National City uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology.  Aspect is also used in this unit to project staffing needs.

                                                     S-33

         For accounts that are delinquent, National City maintains an active website that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line.  Imaged documents substantiating their financial situation can be submitted on line.

         National City's bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor.

         A Support Group provides assistance with clerical and cash management processing. Foreclosure
Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. National City maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

         The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary.  The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

         Fifth Third Mortgage Company

         All of the mortgage loans originated by Fifth Third Mortgage Company's portfolio are serviced by Fifth Third Bank, an Ohio banking corporation.  The servicing activities include tax and insurance escrow processing, collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO management.

         The table below indicates the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Fifth Third Bank.

               As of                                As of                               As of
          December 31, 2004                   December 31, 2005                   December 31, 2006
___________________________________________________________________________________________________________
                      Aggregate                           Aggregate                         Aggregate
                       Unpaid                              Unpaid                            Unpaid
     No. of Loans     Principal        No. of Loans       Principal       No. of Loans      Principal
                   Balance of Loans                    Balance of Loans                  Balance of Loans
     303,768       $30,771,807,383       317,599       $34,510,804,724      332,962      $38,239,147,132

         Fifth Third has been servicing loans for over 25 years.  As part of its policies and procedures, Fifth Third follows industry standard, Fannie Mae/Freddie Mac, servicing guidelines along with any investor specific requirements.  Fifth Third continually monitors the various regulations, policies, guidelines, etc., that govern how the servicing is to be conducted and makes changes whenever necessary.  Fifth Third also adjusts its servicing guidelines as the portfolio changes or new products are added.  Because of Fifth Third Bank's role in servicing loans for government sponsoring entities of

                                                     S-34

the United States, the servicing department is examined regularly by Fifth Third's internal auditors and periodically by Fannie Mae, Freddie Mac, the Federal Reserve Bank of Cleveland and the Ohio Division of
Banks.  Certain financial records of Fifth Third relating to its mortgage servicing activities are reviewed annually by Fifth Third Bancorp's independent public accountants.

         Throughout Fifth Third's history of servicing various portfolios, there has not been any defaults declared or early amortization of a particular pool due to the actions of Fifth Third as servicer.  While Fifth Third does not regularly outsource any servicing related activities, during high origination periods (including the periods during the years 2001 to 2003) portions of our servicing may be outsourced to ensure continued compliance with regulatory requirements.  There has been no occasion for which Fifth Third has had to disclose material noncompliance with servicing criteria nor has Fifth
Third been terminated as servicer for any portfolio that it services for reasons of default.  There have been no material changes to Fifth Third's policies or procedures that related to the servicing of the
Mortgage Loans, nor is there a risk of an adverse financial event that would materially affect Fifth
Third's performance as servicer of the mortgage loans.  Finally, there is no outstanding litigation that would have an adverse or material impact on the ability of Fifth Third to continue to operate under the terms of the various agreements to which it is subject.

         Fifth Third generally will be obligated to make servicing advances to the extent that such advances, in its reasonable judgment are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related mortgage loan.  As of the end of the third quarter for 2004, 2005, and 2006, Fifth Third had outstanding advances of approximately $17,231,688.28,
$16,136,655.66, and $17,729,962.78, respectively.

         Under each servicing agreement, Fifth Third establishes and maintains, or causes to be established and maintained, one or more collection accounts into which deposits will be made on a daily basis of payments and collections on the mortgage loans, net of the related servicing compensation payable with respect to the mortgage loans.  Funds credited to a collection account may be invested for the benefit and at the risk of Fifth Third in permitted investments, as described in the related servicing agreement, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the pooling and servicing agreement.  If permitted by the related servicing agreement, a collection account may be a commingled account with other similar accounts maintained by the servicer, as applicable.

         Shortly after the funding of a loan, various types of loan information are loaded into Fifth
Third's automated loan servicing system, MortgageServ. Fifth Third then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Fifth Third may, in its discretion, (i)
waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Servicing Agreement.  No material changes to Fifth Third's policies and procedures regarding the servicing of mortgage loans has been made in the past three years.

         Fifth Third's collections policy is designed to identify payment problems sufficiently early to permit Fifth Third to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property.  Collection procedures commence upon identification of a past

                                                     S-35

due account by Fifth Third's automated servicing system. If timely payment is not received, Fifth
Third's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Fifth Third's automated loan servicing system automatically removes the mortgage loan from that collection queue.

         When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union,
Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Fifth Third supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Fifth Third determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Fifth Third through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Fifth Third performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Fifth Third bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans for which
Fifth Third does not also service the related first lien loans for the same lienholder, Fifth Third performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

         If Fifth Third acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if

                                                     S-36

it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Fifth Third's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Fifth Third will obtain lender-placed insurance at the borrower's expense.

         Sun Trust Mortgage, Inc.

         General.  SunTrust is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a
Georgia chartered bank.  SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. ("STI"), one of the nation's largest commercial banking organizations with operations in Virginia, the District of
Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida.  As of
December 31, 2006, STI had total assets of $182.2 billion and total deposits of $124 billion.  STI has its headquarters in Atlanta, Georgia, and SunTrust has its headquarters in Richmond, Virginia.
SunTrust's executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224, and its loan servicing facility is located at 1001 Semmes Avenue, Richmond, Virginia 23224.

         In December 1998, Crestar Financial Corporation ("CFC") merged with STI resulting in a banking entity with a history dating back to 1811.  SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated
March 30, 1927 as a wholly owned subsidiary of CFC.  SunTrust has originated Alt-A mortgage loans since
2004.  Today, SunTrust services residential mortgage loans for its own account and for the accounts of others in all 50 states and the District of Columbia.

         Servicing Operations.  SunTrust is an approved seller/servicer for Fannie Mae, Freddie Mac and
Ginnie Mae.  SunTrust's servicing operations are audited from time to time internally by SunTrust's internal audit group and externally by Fannie Mae, Freddie Mac, Ginnie Mae, VA, and HUD as well as various investors and master servicers.  As of December 31, 2006, SunTrust serviced more than 847,584 mortgage loans totaling more than $ 129,973,949,289. SunTrust's portfolio is composed of
$122,258,112,294 in conventional loans and $7,715,836,995 in FHA/VA loans.

The following table sets forth selected information regarding SunTrust's residential servicing portfolio:

                                                     S-37

  Year to date           December 31, 2006          December 31, 2005          December 31, 2004         December 31, 2003
______________________________________________________________________________________________________________________________
                                                                                        Principal                  Principal
                                   Principal                  Principal                 Balance of                Balance of
                     Number of    Balance of    Number of    Balance of    Number of      Loans       Number of      Loans
                     Loans      Loans Serviced  Loans      Loans Serviced  Loans         Serviced      Loans       Serviced
                      Serviced     ($000's)      Serviced     ($000's)      Serviced     ($000's)     Serviced     ($000's)
______________________________________________________________________________________________________________________________
Loan Type

Agency Fixed         472,564      64,395,872     423,906      56,465,601     357,764     42,285,749     320,178    40,496,645
Agency ARM            31,265       5,149,189      35,398       5,693,272      41,144      6,736,565      29,385     4,824,774
EZ Option Fixed (1)   42,336       8,840,964      18,976       3,898,983         662        123,305         504        91,642
EZ Option ARM (1)     20,250       4,849,476      15,444       3,665,223       2,107        503,638         487       118,141
Jumbo Fixed           17,258       9,119,292      11,547       5,593,169       7,546      3,448,476       7,038     3,192,152
ARM Plus (2)           2,712         879,606       2,774         906,478
Other                261,199      36,739,550     225,488      29,335,096     182,339     21,567,363     192,911    20,231,066
              Total: 847,584     129,973,949     733,533     105,557,822     591,562     74,665,096     550,503    68,954,420

(1)  "EZ" means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans.
     These guidelines include, for example, reduced documentation requirements (including stated
     incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.
(2)  "ARM Plus" means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

         Servicing Procedures.  SunTrust maintains a centralized servicing platform in Richmond,
Virginia. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. SunTrust utilizes Fidelity's National Information Service's
("Fidelity") Mortgage Servicing Package ("MSP") as its servicing system. SunTrust provides customary servicing pursuant to servicing agreements between SunTrust and the various investors.

         In accordance with applicable servicing agreements, SunTrust's servicing activities may include one or more of the following:  (1) collecting and remitting principal and interest payments on mortgage loans; (2) administering mortgage escrow accounts; (3) handling insurance claims, (4) advancing reasonable funds; and (5) executing collection and foreclosure procedures. SunTrust's servicing portfolio consists primarily of agency fixed and ARM product.  The servicing portfolio also includes
Alt-A, Jumbo Fixed Rate and ARM products.

                                                     S-38

         Both the insurance function and the tax function are outsourced.  Insurance tracking and payment of all property insurance is fully outsourced to ZC Sterling, and SunTrust maintains a trained staff to handle exceptions, loss drafts, PMI and to provide oversight of the outsource vendor.  ValuTree
Real Estate Services, a wholly owned subsidiary of SunTrust, handles the real estate tax functions for loans serviced by SunTrust.

         SunTrust has a Special Loans Department that services over 160,000 ARM loans, and such loans are audited by the department before an ARM change is completed. The Special Loans Department also services other products including Interest-Only ARMS, Payment Option ARMS, bridge loans, balloon payment loans, lot loans, and FNMA timely payment reward loans.  The Special Loans Department also handles recasts, modifications, subordinations, non-qualifying assumptions, balloon loan resets, ARM conversions and partial releases.

         SunTrust applies payments as required by applicable servicing agreements.  Loans in the portfolio receive billing statements, and on the billing statement SunTrust provides account information and transaction summaries.  Most payments are processed by our Lockbox provider, SunTrust Bank
(operating out of Glen Burnie, Maryland), or are processed via various electronic means.  Payments are processed within 24 hours and are effective on the date received.  The Exception Processing Department conducts research relative to individual payment matters and manages payments that are not honored, such as checks returned for non-sufficient funds and ACH applications.

         The Cash Accounting Department balances cash deposits on a daily basis, as well as identifies and distributes incoming wire transfers for payment application and payoffs.  This department also balances custodial accounts according to Investor Guidelines on a monthly basis.

         As a part of its default management strategy, SunTrust contacts delinquent customers through outbound calling from 8:00am to 10:00pm Monday through Thursday, 8:00am to 6:00pm on Friday, and from
8:00 am to noon on Saturday. SunTrust uses an automated dialer system for regular contact on delinquent accounts. Outbound dialer campaigns are designed by product and risk characteristics. Riskier products
are slotted for more frequent and earlier call attempts.   Mortgagors can also make electronic payments
via our SurePay, E-Pay and E-Bill systems.

         SunTrust utilizes a dual track loss mitigation and foreclosure policy, running loss mitigation efforts concurrently with the migration of a loan to foreclosure until the foreclosure sale is executed.  SunTrust recently implemented Back in the Black as a default management system in
Collections.  Bankruptcies filed by borrowers are monitored in-house and assigned to local counsel, if delinquent.

         SunTrust currently utilizes the Fidelity mortgage servicing platform to manage loans impacted by Bankruptcy filings.  Status of accounts and timelines are monitored with Fidelity reports, Passport queries and updates from outside counsel.  Loan assignment is by state to allow staff to develop and maintain a relationship with outside counsel.

         SunTrust maintains foreclosed properties in our Real Estate Owned Department.  SunTrust's goal is to sell these properties out of inventory within 180 days of the foreclosure sale and at a price that exceeds the market's target value (currently, 90% of value for net proceeds).

         Wells Fargo Bank, N.A.

         Wells Fargo is a national banking association.

                                                     S-39

Servicing and Other Compensation and Payment of Expenses

         The Servicing Fee is payable out of the interest payments received on each Mortgage Loan serviced by the related Servicer, prior to any payments to the Master Servicer or the Certificate
Administrator or any distributions to the certificateholders.  For each Loan Group, the related
Certificate Administration Fee is payable out of the Pool Distribution Amount for such Loan Group, as described in "Description of the Certificates — Priority of Distributions" in this term sheet supplement.  The Administrative Fees with respect to a Loan Group, consisting of the Servicing Fee and the Certificate Administration Fee for such Loan Group, will accrue on the Stated Principal Balance of each Mortgage Loan in such Loan Group as of the due date in the month preceding the month of the related
Distribution Date at the Administrative Fee Rate, which is equal to the sum of the Servicing Fee Rate and the Certificate Administration Fee Rate.  The fees payable to the Trustee for its responsibilities under the Pooling Agreement will be paid by the Certificate Administrator.

         Each Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by such Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the applicable Servicer out of its Servicing Fee. The amount of a Servicer's
Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans in the Loan Groups it services, as described under "The Pooling and Servicing Agreement — Compensating Interest" in this term sheet supplement. Each Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all investment income earned on amounts on deposit in the applicable Servicer
Custodial Account, and any Excess Liquidation Proceeds with respect to Liquidated Mortgage Loans that it services.

         The Master Servicer is entitled to receive all investment income earned on amounts on deposit in the Collection Account. The Certificate Administrator is entitled to receive all investment income earned on amounts on deposit in the Certificate Account.

         Each of the Master Servicer, the Servicers, the Certificate Administrator, the Trustee and the
Depositor is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Master Servicer, the Servicers, the Certificate Administrator, the Trustee or the Depositor, as
applicable, in connection with their respective responsibilities under the Pooling Agreement.

                                  AFFILIATIONS AMONG TRANSACTION PARTIES

         The Seller and Sponsor, the Depositor and the underwriter are affiliates and wholly-owned subsidiaries of Wachovia Corporation. U.S. Bank will serve as the Master Servicer, the Certificate
Administrator and the Custodian.  There are no affiliations between the Seller and Sponsor, the
Depositor, the underwriter or the Trust and any of the Master Servicer, the Servicers, the Certificate
Administrator, the Trustee, the Custodian, or any significant obligor contemplated by Item 1112 of
Regulation AB (17 C.F.R. § 229.1112).  There are no affiliations among the Master Servicer, the
Servicers, the Trustee, or any significant obligor contemplated by Item 1112 of Regulation AB.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Seller and Sponsor, the Depositor or the Trust and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to any investor's understanding of the Certificates, or that relate to the Certificates or the Mortgage Loans.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                                     S-40

                                            LEGAL PROCEEDINGS

         There are no material pending legal or other proceedings involving the Mortgage Loans or the
Seller and Sponsor, the Master Servicer, the Certificate Administrator, the Trustee, National City,
Fifth Third and SunTrust, as Servicers, the Depositor, the Custodian, the Trust, or other parties described in Item 1117 of Regulation AB (17 C.F.R. § 229.1117) that, individually or in the aggregate, are material to investors in the Certificates.

         The Seller and Sponsor, the Master Servicer, National City, Fifth Third and SunTrust, as
Servicers and as Originators, the Trustee, the Certificate Administrator and/or the Custodian are
currently parties to various legal proceedings arising in the course of their businesses, some of which purport to be class actions.  Based on information currently available, it is the opinion of each of these parties that the eventual outcome of any and all pending legal proceedings involving such party, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the Mortgage Loans.  No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on the Seller and Sponsor, the Master Servicer, National City, Fifth
Third and SunTrust, as Servicers and as Originators, the Trustee, the Certificate Administrator and the
Custodian.  Any such unfavorable outcome could adversely affect the ability of any of these parties to perform its duties with respect to the Mortgage Loans or any material agreement relating to the
Certificates described herein, and could potentially lead to the replacement of such party (other than the Seller and Sponsor) under any such agreement.

                                   THE POOLING AND SERVICING AGREEMENT

         The Certificates will be issued pursuant to the Pooling Agreement. The prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the
Certificates.  See "Description of the Agreements" in the prospectus.

         The following summaries do not purport to be complete and are subject to the provisions of the
Pooling Agreement which are incorporated by reference. The Depositor will file a final copy of the
Pooling Agreement with the SEC pursuant to a Current Report on Form 8-K within fifteen days after the closing date.

Assignment of Mortgage Loans

         In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the
Depositor will deliver or cause to be delivered to the Trustee, or the Custodian on its behalf, among other things, the Mortgage File with respect to each Mortgage Loan.  Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded, except in states where recordation is required in the appropriate public office for real property records by either Rating Agency to obtain the initial ratings on the Certificates described under "Certificate Ratings" in this term sheet supplement. With respect to any mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered, and any such mortgage will not be recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of
MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or the Custodian on its behalf, will promptly review each Mortgage File after the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) to determine if any of the required documents is missing.

                                                     S-41

Repurchases of Mortgage Loans

         If any document required to be included in the Mortgage File is defective or is not delivered to the Trustee, or the Custodian on its behalf, and the defect or omission materially and adversely affects the interest of the certificateholders in the Mortgage Loan, or if a Mortgage Loan breaches any of the representations made by the Seller in the Mortgage Loan Purchase Agreement in any material respect and the Depositor or the Seller, as applicable, does not cure such omission or defect within 90 days, the Depositor or the Seller, as applicable, will be required, within 90 days following discovery or notice of the defect or omission either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price, or (ii) to substitute an Eligible Substitute
Mortgage Loan; however, such substitution generally is permitted only within two years of the closing date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a Deleted Mortgage Loan.  In the case of the breach of the representation made by the
Seller that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Seller will be required to pay any costs or damages incurred by the Trust as a result of the violation of such laws.

         With respect to any Eligible Substitute Mortgage Loan, if the principal balance of such
Eligible Substitute Mortgage Loan (after deduction of any monthly payments due in the month of substitution) is less than the unpaid principal balance of the related Deleted Mortgage Loan, such shortfall (referred to as a Substitution Adjustment Amount) will be deposited by the Seller or the
Depositor, as applicable, and held for distribution to the certificateholders on the related
Distribution Date.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or a breach of a representation or warranty.

Payments on Mortgage Loans; Accounts

         On or prior to the closing date, each Servicer will establish an account (referred to in this term sheet supplement as a Servicer Custodial Account).  Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the related Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the second business day preceding the next Distribution Date. On or prior to the second business day immediately preceding each Distribution Date, each Servicer will withdraw from its Servicer Custodial Account the Pool
Distribution Amount for each Mortgage Loan it services and will remit such funds to the Master Servicer for deposit in the Collection Account.

         Additionally, each Servicer may from time to time make withdrawals from the related Servicer
Custodial Account for the following purposes:

         o    to pay itself the Servicing Fees described in "Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement;

         o    to reimburse itself for any unreimbursed advances, as more specifically described below under "— Advances";

         o    to reimburse itself for any expenses covered by insurance that are payable from Insurance
              Proceeds;

                                                     S-42

         o    to pay the purchaser of any repurchased Mortgage Loan any amounts received in respect of such Mortgage Loan after the date of repurchase;

         o    to reimburse itself or the Depositor for any expenses incurred that are indemnified by the
              Trust, as described under "Description of the Agreements — Material Terms of the Pooling
              and Servicing Agreements and Servicing Agreements — Certain Matters Regarding Servicers,
              the Master Servicer and the Depositor" in the prospectus; and

         o    to withdraw any amount deposited to the Servicer Custodial Account that was not required to be deposited in the Servicer Custodial Account.

         The Master Servicer will establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account (referred to in this term sheet supplement as the Collection Account)
into which it will deposit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling Agreement).  The Collection Account and amounts at any time credited thereto will comply with the requirements of the Pooling Agreement and will meet the requirements of the Rating
Agencies.  Funds credited to the Collection Account may be invested by and at the direction of the
Master Servicer, for its own benefit and risk, in certain eligible investments, as described in the
Pooling Agreement, or such funds may remain uninvested.

         The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

         o    to make the payments to the Certificate Account, as described below;

         o    to pay itself any investment income earned on amounts on deposit in the Collection Account;

         o    to reimburse itself for any unreimbursed advances, as more specifically described below under "— Advances";

         o    to reimburse itself for any expenses covered by insurance that are payable from Insurance
              Proceeds;

         o    to reimburse itself, the Trustee or the Certificate Administrator for:

              -   any expenses incurred that are indemnified by the Trust, as described herein or below under "— The Trustee," and under "Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Servicing Agreements — Certain Matters
                  Regarding Servicers, the Master Servicer and the Depositor" in the prospectus;

              -   to reimburse the Trustee for any expenses incurred by it that are payable by the Trust in connection with the appointment of a successor master servicer or servicer; or

              -   to reimburse the Trustee or Certificate Administrator for any expenses incurred by it that are payable by the Trust in connection with the appointment of a successor trustee or certificate administrator pursuant to the request of the certificateholders; and

         o    to withdraw any amount deposited to the Collection Account that was not required to be deposited in the Collection Account.

                                                     S-43

         On or prior to each Distribution Date, the Master Servicer will withdraw funds from the
Collection Account and deliver such funds to the Certificate Administrator for deposit into an account
(referred to in this term sheet supplement as the Certificate Account) in the name of the Trustee, for the benefit of the certificateholders, which will be established and maintained by the Certificate
Administrator.  On each Distribution Date, the Certificate Administrator will withdraw such funds from the Certificate Account to make the payments described under "Description of the Certificates — Priority of Distributions" in this term sheet supplement.  The Certificate Account and amounts at any time credited thereto will comply with the requirements of the Pooling Agreement and will meet the requirements of the Rating Agencies.  Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Certificate Administrator in certain eligible investments, as described in the Pooling Agreement, and the Certificate Administrator will pay itself any investment income earned on amounts on deposit in the Certificate Account.

         So long as the Master Servicer maintains a long-term unsecured debt rating of at least "A" and a short-term rating of at least "F1" from Fitch, the Collection Account may contain, in addition to funds attributable to payments on the Mortgage Loans, funds attributable to payments on other mortgage loans that belong to one or more trust funds created for series of securities other than the
Certificates.  Similarly, so long as a Servicer maintains a long-term unsecured debt rating of at least
"A" and a short-term rating of at least "F1" from Fitch, the related Servicer Custodial Account may contain, in addition to funds attributable to payments on the Mortgage Loans, funds attributable to payments on other mortgage loans that belong to one or more trust funds created for series of securities other than the Certificates.  Notwithstanding this commingling of funds, each of the Servicers and the
Master Servicer will maintain records tracking funds attributable to the Mortgage Loans that are on
deposit in the related Servicer Custodial Account or the Collection Account, as applicable.   See "Risk
Factors — The Trustee May Not Have a Perfected Interest in Collections Commingled by the Master Servicer
or a Servicer" in this term sheet supplement for a description of the risks associated with Servicers'
and the Master Servicer's commingling of funds.

Compensating Interest

         When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made.
No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

         Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to a Servicer for any month will be reduced by the amount of Compensating Interest with respect to such Servicer.  To the extent the Servicers fail to pay Compensating Interest in respect of any Distribution Date, the Master
Servicer will be required to pay such Compensating Interest in an amount not to exceed the compensation it earns under the Pooling Agreement.  Any such failure is an event of default with respect to such
Servicer.  The failure of the Master Servicer to pay such Compensating Interest will constitute an event of default with respect to the Master Servicer.  Any such shortfalls in interest as a result of prepayments on the Mortgage Loans in excess of the amount of the related Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such prepayments. See "Description of the Certificates — Interest"
in this term sheet supplement.

                                                     S-44

Advances

         Subject to the following limitations, each Servicer will be required to make advances on or prior to the second Business Day preceding each Distribution Date in an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee and any amounts such Servicer has determined will be a non-recoverable Advance) which were due on the related due date on the Mortgage
Loans in the Loan Groups it services and which were delinquent on the related Determination Date.
Advances by a Servicer will be made from its own funds or funds in the applicable Servicer Custodial
Account that do not constitute a portion of the applicable Pool Distribution Amount for such
Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO property or mortgaged property relating to such Mortgage Loan.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan.
Recoverability is determined in the context of existing outstanding delinquencies, the current loan-to-value ratio and an assessment of the fair market value of the related mortgage property. If a
Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by a Servicer to make a required Advance will constitute an event of default, and the Master Servicer, as successor servicer, or any other successor servicer will be obligated to advance such amounts to the Collection Account to the extent provided in the Pooling Agreement.  Any failure of the Master Servicer, as successor servicer, to make such an Advance would constitute an event of default, and the Trustee (if it succeeds to the obligations of the Master Servicer under the Pooling Agreement) or the successor master servicer will be obligated to make the Advance, as successor servicer, in accordance with the terms of the Pooling
Agreement.

Optional Termination

         The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "Description of the Securities — Termination; Optional
Purchase of Mortgage Loans and Contracts" in the prospectus. In addition, U.S. Bank, as the Master
Servicer, will have the option to purchase all remaining Mortgage Loans and other assets in the Trust when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than 5% of the initial balance of the Mortgage Pool.  The purchase price will generally be equal to the sum of the Stated Principal Balances of the Mortgage Loans
and the fair market value of any REO Properties held by the Trust, together with the amount of any unpaid Advances of delinquent principal and interest made by the Servicers or the Master Servicer and one month's interest on the Stated Principal Balance of each Mortgage Loan.

         Distributions in respect of an optional purchase described above will be paid to certificateholders in order of their priority of distribution as described below under "Description of the Certificates — Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

         In no event will the Trust created by the Pooling Agreement continue beyond the later of (a)
the repurchase described above, if it results in the Trust no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and
(c) the final distribution to certificateholders of amounts received in respect of the assets of the

                                                     S-45

Trust. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

Special Servicing Agreements

         The Pooling Agreement will permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of 100% of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage
Loans, but the applicable Servicer will be required to continue otherwise to service the Mortgage Loans in accordance with the provisions of the Pooling Agreement.

The Trustee

         HSBC Bank USA, National Association ("HSBC Bank") will act as Trustee under the Pooling
Agreement. HSBC Bank is a national banking association. The Trustee's corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, or at such other address as the Trustee may designate from time to time.  The Depositor, the Seller and Sponsor, the Master
Servicer, the Servicers, the Originators and the Certificate Administrator may maintain other banking relationships in the ordinary course of business with the Trustee.

         HSBC Bank, has been, and currently is, serving as trustee for numerous securities transactions involving similar residential mortgage pool assets to those found in this transaction.

         Under the terms of the Pooling Agreement, the Certificate Administrator has agreed to pay to the Trustee reasonable compensation for performance of its duties under the Pooling Agreement.  The
Trustee has agreed to perform only those duties specifically set forth in the Pooling Agreement.  Many of the duties of the Trustee are described throughout this term sheet supplement.  Under the terms of the Pooling Agreement, the Trustee's limited responsibilities include delivering to certificateholders of record certain notices, reports and other documents received by the Trustee.

         The Trustee is not liable for any errors of judgment as long as the errors are made in good faith and the Trustee was not negligent.

         If an event of default described in "Description of the Securities — Material Terms of the
Pooling and Servicing Agreements and Servicing Agreements — Events of Default under the Agreements" in the prospectus with respect to the Master Servicer occurs and a responsible officer of the Trustee has actual knowledge of such event of default, in addition to the responsibilities described above, the
Trustee will exercise its rights and powers under the Pooling Agreement to protect the interests of the certificateholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs.  If an event of default with respect to the Master Servicer occurs and is continuing, and a responsible officer of the Trustee has actual knowledge of such event of default, the
Trustee will be responsible for enforcing the Pooling Agreement and the rights of the certificateholders.  See "Description of the Securities — Material Terms of the Pooling and Servicing
Agreements and Servicing Agreements — Rights Upon Event of Default under the Agreements" in the prospectus.

         The Trustee may resign at any time by giving written notice to the Depositor, the Master
Servicer, the Servicers and the certificateholders.  The Trustee may be removed at any time by a majority of the certificateholders.  The Depositor may also remove the Trustee if the Trustee is no longer eligible to act as trustee under the Pooling Agreement, or if the Trustee becomes insolvent.  In

                                                     S-46

all those circumstances, the Depositor must appoint a successor Trustee for the Certificates.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts the appointment.

         The successor Trustee must be (a) an institution the deposits of which are fully insured by the
FDIC, (b) a corporation or banking association organized and doing business under the laws of the United
States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by
Federal or State authority and (c) with respect to every successor trustee either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P and "A2" by
Moody's or (ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates.  The Trustee may not be an affiliate of the Depositor, the Master
Servicer or any Servicer.

         Under the Pooling Agreement, the Pool Distribution Amount for each Loan Group will be decreased by such Loan Group's allocable share of (i) amounts owed to the Trustee in connection with the appointment of a successor master servicer (if not paid by the Master Servicer) and (ii) any amounts owed to the Trustee due to the Trust's indemnification of the Trustee for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling Agreement or the Certificates, or its duties under the Pooling Agreement.  The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misfeasance, bad faith or negligence.

Reports to Certificateholders

         The Certificate Administrator will prepare on a monthly basis statements containing, among other things, information relating to principal and interest distributions on the Offered Certificates and the status of the Mortgage Pool in accordance with Item 1121 of Regulation AB (17 C.F.R. §
229.1121), as described under "Description of the Securities — Reports to Securityholders" in the
prospectus. In addition, the Certificate Administrator and the Servicers will furnish to the Master
Servicer, and the Master Servicer will furnish to the Depositor the compliance statements and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. §§ 229.1122 and
229.1123) detailed under "Description of the Agreements — Material Terms of the Pooling and Servicing
Agreements and Servicing Agreements — Evidence as to Compliance" in the prospectus.

         Copies of these statements and reports will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of the Trust for so long as the Trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

         The Certificate Administrator will make the statement described in the prospectus under
"Description of the Securities — Reports to Securityholders" available to certificateholders and the other parties to the Pooling Agreement via the Master Servicer's internet website. The Certificate
Administrator will also make the periodic reports described in the prospectus under "Where You Can Find
More Information" relating to the Trust available through its website on the same date they are filed with the SEC.  The Certificate Administrator's internet website will initially be located at
''www.usbank.com/mbs''. Assistance in using the website can be obtained by calling the Certificate
Administrator customer service desk at (800) 934-6802. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the
Certificate Administrator's customer service desk.

                                                     S-47

         For purposes of any electronic version of this term sheet supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL was inactive at the time the electronic version of this term sheet supplement was created.

Custodial Arrangements

         U.S. Bank will serve as Custodian of the Mortgage Loans.  No initial Servicer will have custodial responsibility for the Mortgage Loans.  The Custodian will maintain mortgage files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the Custodian's premises in Minnesota. The mortgage files are tracked electronically to identify that they are held by
U.S. Bank on behalf of the Trustee.  U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage
Loans.  As of December 31, 2006, U.S. Bank held approximately 7,527,000 document files for approximately
980 entities and has been acting as a custodian for approximately 20 years.

Voting Rights

         Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

     o   99% of all voting rights will be allocated among the holders of the Class A Certificates (other than the Class 1-A-R Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

     o   1% of all voting rights will be allocated to the holders of the Class 1-A-R Certificates.

         The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.  The voting rights evidenced by any Certificate registered in the name of the Depositor, any Servicer or any of their affiliates will be disregarded for the purpose of determining whether the requisite amount of voting rights necessary to effect any action under the
Pooling Agreement has been obtained.

Amendment

         The Pooling Agreement may be amended by the Depositor, the Master Servicer, the Servicers, the
Certificate Administrator and the Trustee without the consent of any of the certificateholders (but if such amendment would adversely affect or add to the duties of the Custodian, with the consent of the
Custodian):

     o   to cure any ambiguity or mistake,

     o   to correct or supplement any of its provisions which may be inconsistent with any other of its provisions, any amendment to the Pooling Agreement, the Certificates or the final prospectus supplement,

     o   to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all
         times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust, provided that (a) the Trustee and the Certificate Administrator have received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall

                                                     S-48

         not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any certificateholder,

     o   to change the timing and/or nature of deposits into the Collection Account or the Certificate
         Account provided that (a) such change shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates,

     o   to comply with Regulation AB (17 C.F.R. §§ 229.1100-229.1123), and

     o   to make any other provisions with respect to matters or questions arising under the Pooling
         Agreement which shall not be materially inconsistent with the provisions of the Pooling
         Agreement, provided that such amendment shall not be effective unless (a) an opinion of counsel to the effect that such amendment does not adversely affect in any material respect the interests of any certificateholder is delivered or (b) letters from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates are obtained.

         The Pooling Agreement may also be amended from time to time by the Depositor, the Master
Servicer, the Servicers, the Certificate Administrator and the Trustee, with the consent of the certificateholders of each class of Certificates which is affected by such amendment, evidencing, as to each such class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the
Pooling Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the related certificateholder or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all of the certificateholders.

                                     DESCRIPTION OF THE CERTIFICATES

         The Certificates will consist of the classes of Certificates reflected in the related series term sheets.  Not all of the classes of Certificates described in this term sheet supplement are offered hereby or pursuant to the related series term sheets.  The Offered Certificates are primarily described in this term sheet supplement and the related series term sheets.

         The Class A Certificates will evidence an initial beneficial ownership interest of a stated
percentage in the related Loan Group.  The Class B Certificates in the aggregate represent the remaining initial beneficial ownership interest in each Loan Group.

Denominations and Form

         The Offered Certificates (other than the Class 1-A-R Certificates) will be issuable as
Book-Entry Certificates only.  The Class 1-A-R Certificates will be issued as Definitive Certificates.
The Offered Certificates will be available in minimum denominations set forth in the related series term sheets.

Book-Entry Certificates

         Certificate Owners will hold such Certificates through DTC in the United States, or Clearstream or the Euroclear System (in Europe) if they are Participants or Indirect Participants of such systems.
Each class of the Book-Entry Certificates initially will be represented by one or more physical

                                                     S-49

certificates registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank will act as Depositary for Clearstream and JPMorgan Chase Bank will act as Depositary for
Euroclear.  Except as described below, no person acquiring a Book-Entry Certificate (referred to in this term sheet supplement as a beneficial owner) will be entitled to receive a Definitive Certificate.
Unless and until Definitive Certificates are issued, it is anticipated that the only "certificateholder"
of the Book-Entry Certificates will be Cede & Co. ("Cede"), as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the
Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC
(or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC
Participant, and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the
Book-Entry Certificates from the Certificate Administrator through DTC and DTC Participants. While the
Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (referred to in this term sheet supplement as the DTC rules), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  Participants and
Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess
Certificates representing their respective interests in the Book-Entry Certificates, the DTC rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through
DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the
Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a

                                                     S-50

DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
For information with respect to tax documentation procedures relating to the Certificates see "Federal
Income Tax Consequences—REMICs—Foreign Investors in REMIC Certificates" and in the prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between
Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the
other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream
Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its
Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry
Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC rules, as in effect from time to time.

         Clearstream International, or "Clearstream," a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the
Institute Monetaire Luxembourgeois and the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.
Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the
Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

         Clearstream's customers are world wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United
States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries,
Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

                                                     S-51

         The Euroclear System, or "Euroclear," was created in 1968 to hold securities for its participants, or "Euroclear Participants," and to clear and settle transactions between Euroclear
Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V., or the
"Euroclear Operator."  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.
Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear
Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the
Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System and applicable Belgian law (referred to herein collectively as the "Terms and Conditions"). The
Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through
Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the
Certificate Administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate
Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or
Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in
accordance with the relevant system's rules and procedures, to the extent received by the Relevant
Depositary. Such distributions will be subject to tax reporting in accordance with relevant United
States tax laws and regulations. See "Federal Income Tax Consequences—REMICs—Foreign Investors in REMIC
Securities" in the prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         DTC has advised the Certificate Administrator that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC

                                                     S-52

accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the
Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear
Participant only in accordance with its relevant rules and procedures and subject to the ability of the
Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (i) the Depositor advises the Certificate Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to Book-Entry Certificates and the Certificate Administrator or the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the DTC Participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the
Certificate Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter holders of such
Definitive Certificates will be treated as certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicers, the Master Servicer, the Certificate Administrator or the
Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for
DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof. In the event of the insolvency of DTC, a DTC Participant or an Indirect
DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial
Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry
Certificates may be impaired.

Distributions

         Distributions on the Certificates will be made by the Certificate Administrator each
Distribution Date, which is on the 20th day of each month (or, if not a business day, the next business day), commencing in April 2007, to the persons in whose names such Certificates are registered on the last day of the month preceding the month in which the Distribution Date occurs.

         Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of a bank or other depository institution having appropriate wire transfer facilities specified in writing by such certificateholder to the Certificate Administrator, or if no prior written wire transfer instruction has been provided, by check mailed to the certificateholder's address as it appears on the applicable certificate register.  However, the final distribution in

                                                     S-53

retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the
Corporate Trust Office of the Certificate Administrator. If you own a Book-Entry Certificate,
distributions will be made to you through the facilities of DTC, as described above under "— Book-Entry
Certificates."
Pool Distribution Amount

         The "Pool Distribution Amount" for each Loan Group with respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage
Loans in such Loan Group and will be equal to the sum of:

                  (i)      all scheduled installments of interest (net of the related Servicing Fee) and principal due on the Mortgage Loans in such Loan Group on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage
         Loans in such Loan Group;

                  (ii)     all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans in such Loan Group received by the related Servicer during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

                  (iii)    all partial or full prepayments received on the Mortgage Loans in such Loan
         Group during the calendar month preceding the month of such Distribution Date; and

                  (iv)     amounts received with respect to such Distribution Date as the Substitution
         Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Trust as of such
         Distribution Date,

reduced by (i) amounts in reimbursement for Advances previously made by the related Servicer, the Master
Servicer, as successor servicer, or any other successor servicer, (ii) any compensation payable to such
Servicer and (iii) the allocable share for such Loan Group of any amounts reimbursable to the Depositor, such Servicer, the Master Servicer, the Certificate Administrator or the Trustee under the Pooling
Agreement.

         The Pool Distribution Amounts also will not include any profit received by a Servicer on the foreclosure of a Mortgage Loan. Such amounts, if any, will be retained by such Servicer as additional servicing compensation.

Priority of Distributions

         As more fully described herein, distributions will be made on each Distribution Date from the
Pool Distribution Amounts in the following order of priority (the "Pool Distribution Amount Allocation"):

         (i)       to the Certificate Administrator, the Certificate Administration Fee in respect of the related Loan Group for such Distribution Date;

         (ii)      to the related classes of Class A Certificates to pay interest;

                                                     S-54

         (iii)     to the related classes of Class A Certificates based on the applicable Senior
                   Principal Distribution Amount, as described below under "— Principal — Senior
                   Principal Distribution Amount," to pay principal;

         (iv)      to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class
                   B-1 Certificates as described under "— Principal — Subordinate Principal Distribution
                   Amount;" and

         (v)       to the Class 1-A-R Certificates, any remaining amounts.

         Certain amounts otherwise distributable on the Subordinate Certificates may be used to pay other classes as described under "Description of the Certificates—Cross-Collateralization" in this term sheet supplement.

Interest

         The pass-through rate for each class of Offered Certificates for each Distribution Date is described in the related series term sheets.

         On each Distribution Date, to the extent funds are available, each class of Certificates will be entitled to receive its Interest Distribution Amount with respect to the related Interest Accrual
Period. The "Interest Distribution Amount" for any class of Certificates will be equal to the sum of (i)
interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance and (ii) the sum of the amounts, if any, by which the amount described in clause
(i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.  The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Class A and Class B
Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date, which equals the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any
Distribution Date will be allocated pro rata among all classes of Class A and Class B Certificates, based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

         Allocations of the interest portions of Realized Losses on the Mortgage Loans in a Loan Group
will be made first to the Subordinate Certificates in reverse numerical order.  After the Senior Credit
Support Depletion Date, the Super Senior Support Certificates will bear the interest portion of any
Realized Losses on the Mortgage Loans in the related Loan Group until their Class Balance has been reduced to zero.  Thereafter, the related Super Senior Certificates will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group on a pro rata basis.

         If on a particular Distribution Date, the amount available to be distributed in respect of interest on a class of Certificates applied in the order described above under "— Priority of
Distributions" is not sufficient to make a full distribution of the Interest Distribution Amount for each class, interest will be distributed on each class of equal priority pro rata based on the Interest
Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

                                                     S-55

         Under certain circumstances, the unpaid interest amounts for the Senior Certificates related to a particular Loan Group will be payable from amounts otherwise distributable as principal on the
Subordinate Certificates.  See "— Cross-Collateralization" below.

         Interest will accrue on each class of Certificates during each "Interest Accrual Period," which is the calendar month preceding the month in which each Distribution Date occurs.  The initial Interest
Accrual Period for each class of Certificates will be deemed to have commenced on March 1, 2007.
Interest which accrues on each class of Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the
Distribution Date in that Interest Accrual Period are made on the first day of the Interest Accrual
Period.  Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related Class Balance with respect to such Distribution Date.
Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Principal

         On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under "— Priority of Distributions" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

         All payments and other amounts received in respect of principal of the Mortgage Loans in a Loan
Group will be allocated between the related Class A Certificates and the Subordinate Certificates, other than as described in "—Cross-Collateralization" below.

         On each Distribution Date, the Principal Amount for a Loan Group will be distributed (i) as principal of the related Class A Certificates in an amount up to the Senior Principal Distribution
Amount for such Loan Group and (ii) as principal of the Subordinate Certificates in an amount up to the
Subordinate Principal Distribution Amount for such Loan Group.

         The "Principal Amount" for any Distribution Date and any Loan Group will equal the sum of:

         (a)  all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

         (b)  the principal portion of the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller, as applicable, as of that Distribution Date;

         (c)  any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in such Loan
              Group received with respect to that Distribution Date;

         (d)  any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such
              Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

         (e)  with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage
              Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Excess Liquidation Proceeds) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of such Distribution Date;

                                                     S-56

         (f)  with respect to any Mortgage Loan in such Loan Group that became a Liquidated Mortgage
              Loan, any Subsequent Recoveries with respect to such Mortgage Loan received during the calendar month preceding the month of such Distribution Date; and

         (g)  all partial and full principal prepayments on the Mortgage Loans in such Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date.

Senior Principal Distribution Amount

         With respect to any class of Class A Certificates, on each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for the related Loan Group for such
Distribution Date and (b) the Pool Distribution Amount for such Loan Group remaining after payment of the Certificate Administration Fee from the Pool Distribution Amount for such Loan Group and distributions of interest on the Class A Certificates supported by such Loan Group will be distributed as principal to the Class A Certificates supported by such Loan Group.  If a class of Class A
Certificates are Super Senior Support Certificates with respect to the other classes of Class A
Certificates supported by a Loan Group, or are Class 1-A-R Certificates, the distributions of principal for such Super Senior Support Certificates or Class 1-A-R Certificates will be subordinated to the other
Class A Certificates that are supported by such Loan Group.

Prepayment Percentages

         The "Senior Prepayment Percentage" for a Loan Group for any Distribution Date occurring during the periods set forth below will be as follows:

                                                     S-57

         Distribution Date Occurring In                       Senior Prepayment Percentage

         April 2007 through March 2014                        100%;

         April 2014 through March 2015                        the applicable Senior Percentage  plus 70%
                                                              of the applicable Subordinate Percentage;

         April 2015 through March 2016                        the applicable Senior Percentage  plus 60%
                                                              of the applicable Subordinate Percentage;

         April 2016 through March 2017                        the applicable Senior Percentage  plus 40%
                                                              of the applicable Subordinate Percentage;

         April 2017 through March 2018                        the applicable Senior Percentage  plus 20%
                                                              of the applicable Subordinate Percentage;

         April 2018 and thereafter                            the applicable Senior Percentage;

provided, however, (i) if on any Distribution Date the Total Senior Percentage exceeds such percentage calculated as of the closing date, then the Senior Prepayment Percentage for all Loan Groups for such
Distribution Date will equal 100%, (ii) if on any Distribution Date prior to the April 2010 Distribution
Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the closing date, then the Senior Prepayment
Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan
Group plus 50% of the Subordinate Percentage for such Loan Group and (iii) if on or after the April 2010
Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the closing date, then the Senior
Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group.

         No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage) will occur, and the Senior Prepayment Percentages for such prior period will be calculated without regard to clause (ii) or (iii) of the paragraph above, if as of any Distribution Date as to which any such decrease applied, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the closing date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class
Balance of the Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative Realized
Losses with respect to the Mortgage Loans exceed the percentages of the aggregate Class Balance of the
Subordinate Certificates as of the closing date (the "Original Subordinate Principal Balance") indicated
below:

                                                     S-58

                                                                Percentage of
                                                             Original Subordinate
Distribution Date Occurring In                                Principal Balance
____________________________________________________________________________________
April 2007 through March 2010                                        20%
April 2010 through March 2015                                        30%
April 2015 through March 2016                                        35%
April 2016 through March 2017                                        40%
April 2017 through March 2018                                        45%
April 2018 and thereafter                                            50%

         This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Class A Certificates while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the relative interest in the related Pool Principal Balance evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the related Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         If on any Distribution Date the allocation to any class of Class A Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding Class Balance of such class below zero, the distribution to that class of the applicable
Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Balance to zero.

Subordinate Principal Distribution Amount

         On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the Class Balances of all the
Subordinate Certificates in respect of clause (a) of the Subordinate Principal Distribution Amounts and
the Class Balances of all Subordinate Certificates that are entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts) of the Subordinate Principal
Distribution Amounts, to the extent that the remaining Pool Distribution Amounts from all Loan Groups are sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution
Date the Fractional Interest is less than the Fractional Interest for that class on the closing date, no classes junior to that class will be entitled to receive a principal distribution in respect of clause
(b) of the Subordinate Principal Distribution Amounts.

         Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate
Certificates in the order of their numerical class designations, beginning with the Class B-1
Certificates, until each such class has received its respective pro rata share for the Distribution Date.

         The "Fractional Interest" with respect to any Distribution Date and each class of Subordinate
Certificates will equal (i) the aggregate of the Class Balances immediately prior to such Distribution
Date of all classes of Subordinate Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance for all Loan Groups for such Distribution
Date.

                                                     S-59

Class 1-A-R Certificates

         The Class 1-A-R Certificates will remain outstanding for so long as the Trust exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R
Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates of the related Group and (ii)
interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

         On each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the Class Balances of the Class A Certificates of a Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan Group on the Subordinate Certificates will be paid as principal to the remaining classes of Class A
Certificates in accordance with the priorities set forth above for the applicable Group under "—
Principal — Senior Principal Distribution Amount," provided that on such Distribution Date (a) the
Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate
Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans
(including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the closing date) delinquent 60 days or more over the last six months as a percentage of the aggregate Class Balance of the Subordinate Certificates is greater than or equal to 50%. If the Class A Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Certificates of such Groups, pro rata, in proportion to the aggregate Class Balance of the Class A Certificates of each such Group.

         In addition, if on any Distribution Date the aggregate Class Balance of the Class A
Certificates related to a Loan Group (after giving effect to distributions to be made on such
Distribution Date) is greater than the Adjusted Pool Balance of the related Loan Group (any such Loan
Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations, will be paid as principal to the Class A Certificates of the Undercollateralized
Group in accordance with the priorities set forth above under "— Principal — Senior Principal
Distribution Amount," until the aggregate Class Balance of the Class A Certificates of the
Undercollateralized Group equals the Adjusted Pool Balance of the related Loan Group.

         Also, the amount of any unpaid interest shortfall amounts with respect to the
Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Undercollateralized Group in accordance with clauses (ii) and (iii) in the definition of
"Pool Distribution Amount Allocation" prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations.

         If two or more Loan Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Balance of the Class A
Certificates related to each such Group exceeds the Adjusted Pool Balance of the related Loan Group.

Allocation of Losses

         On each Distribution Date, any Realized Loss will be allocated first to the Subordinate
Certificates, in the reverse order of their numerical class designations (beginning with the class of

                                                     S-60

Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Subordinate Certificates has been reduced to zero, and then to the related Class A Certificates.

         Such allocation will be effected on each Distribution Date by reducing the Class Balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the
Adjusted Pool Balance for all Loan Groups for such Distribution Date.

         The amount to be distributed as principal to any class of Certificates with respect to a
Distribution Date shall be calculated as described herein prior to the allocation of any Realized Losses for such Distribution Date; provided, however, that the actual distribution of principal to the classes of Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution
Date.

         With respect to any Distribution Date on which the Class Balance of the most subordinate class or classes of Certificates then outstanding will be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of Certificates on such
Distribution Date exceeds (ii) the excess, if any, of (A) the Class Balance of that class or those classes of Certificates immediately prior to such Distribution Date over (B) the aggregate amount of
Realized Losses to be allocated to that class or those classes of Certificates on such Distribution
Date, shall be distributed pro rata to the remaining classes of Subordinate Certificates outstanding, if any.

         After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the
Class Balances of all classes of related Class A Certificates then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Balance for such Loan Group for such
Distribution Date. The amount of any such reduction will be allocated among the Class A Certificates of such Group pro rata based on their respective Class Balances.

         Also, after the Senior Credit Support Depletion Date, the principal portion of Realized Losses on the Mortgage Loans in the related Loan Group will be borne by the related class of Super Senior
Support Certificates, if any (in addition to other Realized Losses allocated to the Super Senior Support
Certificates), rather than Super Senior Certificates, for so long as the Super Senior Support
Certificates are outstanding. Therefore, the Class Balance of the related Super Senior Support
Certificates will be reduced by such Realized Losses rather than the Class Balance of the Super Senior
Certificates.  After the Class Balances of the related Super Senior Support Certificates have been reduced to zero, Realized Losses will be allocated to the related Super Senior Certificates on a pro rata basis.

         In the event that the related Servicer recovers any amount, net of reimbursable expenses, in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred in a prior month, any such amount, which is referred to in this term sheet supplement as a "Subsequent Recovery, "
will be distributed as part of the Principal Amount for the related Loan Group in accordance with the priorities described under "— Principal" above.  Additionally, the Class Balance of any class of
Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries.  Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the
Distribution Date on which such increase occurs.

                                                     S-61

         In general, a "Realized Loss" means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation
Proceeds applied to the principal balance of the related Mortgage Loan and (b) a loss as a result of debt service reductions or Deficient Valuations. As used in this term sheet supplement, a "Deficient
Valuation" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage
Loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly
Payment on the related Mortgage Loan, which is referred to as a debt service reduction in this term sheet supplement. However, none of these events shall be considered a debt service reduction or
Deficient Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled monthly payments are being advanced by the Servicer without giving effect to any debt service reduction.  Any recoveries of Subsequent Recoveries will reduce the amount of Realized Loss incurred on the related Mortgage Loan.

Residual Interests

         Holders of the Class 1-A-R Certificates will be entitled to receive any residual cash flow from the Mortgage Pool, which is not expected to be significant.  The Class 1-A-R Certificates will not be entitled to any payments other than their principal amount and accrued interest on that amount unless the aggregate amount received by the Trust with respect to the Mortgage Loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely.  A holder of the Class 1-A-R
Certificates will not have a right to alter the structure of this transaction.  A de minimus portion of the Class 1-A-R Certificates is expected to be held by the Seller.

Restrictions on Transfer of the Class 1-A-R Certificates

         The Class 1-A-R Certificates will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

         The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain
Pass-Through Entities that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than a partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code) with respect to the Class 1-A-R Certificates to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

         The Pooling Agreement will provide that no legal or beneficial interest in a Class 1-A-R
Certificate may be transferred to or registered in the name of any person unless:

     o   the proposed purchaser provides to the Certificate Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

                                                     S-62

     o   the transferor states in writing to the Certificate Administrator that it has no actual knowledge that such affidavit is false.

         Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby,
(c) intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Certificate Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

         In addition to the foregoing, Treasury regulations have been proposed, effective February 4,
2000 if adopted, that would add additional requirements for a transfer of a noneconomic residual interest, such as the Class 1-A-R Certificates, to be eligible for a safe harbor against possible disregard of such transfer. Under the proposed Treasury regulations, the transferor of a Class 1-A-R
Certificate would be required to pay the transferee thereof an amount designed to compensate the transferee for assuming the related tax liability.

         In order to meet the safe harbor of the proposed Treasury regulations, the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

                  (i)      the present value of any consideration given to the transferee to acquire the residual interest;

                  (ii)     the present value of the expected future distributions on the residual interest; and

                  (iii)    the present value of the anticipated tax savings associated with holding the residual interest as the related REMIC generates losses.

         For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code. Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

         Additionally, the Internal Revenue Service issued Revenue Procedure 2001-12 (referred to in this term sheet supplement as the Revenue Procedure) dealing with the transfer of noneconomic residual interests such as the Class 1-A-R Certificates.  The Revenue Procedure restates the safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To meet the alternative test, (i) the transferee must be a domestic "C" corporation
(other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and meet the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

                                                     S-63

         The Pooling Agreement will not require that transfers of a Class 1-A-R Certificate meet the safe harbor under either the test contained in the proposed Treasury regulations or the alternative test of the Revenue Procedure. The holder of any Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

         In addition, a Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

     o   such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Certificate
         Administrator with an effective Internal Revenue Service Form W-8ECI; or

     o   the transferee delivers to each of the transferor, the Trustee and the Certificate
         Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the
District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S.
Persons).

         The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

         Any transferor or agent to whom the Certificate Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

         See "Federal Income Tax Consequences — REMICs — Taxation of Owners of Residual Securities" in
the prospectus.

         The Class 1-A-R Certificates may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

         See "ERISA Considerations" in this term sheet supplement and in the prospectus.

                                   PREPAYMENT AND YIELD CONSIDERATIONS

         Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the applicable Servicer or the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group and the Subordinate
Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of their numerical designations), and then by the Class A Certificates of such Group.

                                                     S-64

         Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the Subordinate Certificates, as described in this term sheet supplement under "Description of the Certificates — Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans in the related Loan Group, and on all the Mortgage Loans in the case of the Subordinate Certificates.

         The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their
Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

         Unless as specified in the definition of Senior Prepayment Percentage, the Senior Certificates
will receive 100% of the principal prepayments received with respect to the Mortgage Loans until the seventh anniversary of the first Distribution Date. During the following four years, those Senior
Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those
Senior Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Total Senior Percentage exceeds the initial Total Senior Percentage, the Senior Certificates will be entitled to receive 100% of the principal prepayments received with respect to the Mortgage Loans in the related Loan Group. See "Description of the Certificates —
Principal" in this term sheet supplement.

         The rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Group, or
Mortgage Loans in all Loan Groups in the case of the Subordinate Certificates. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Yield Considerations"
in the prospectus.

         The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

     o   In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

     o   Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the
         Mortgage Loans, the rate of prepayment would be expected to decrease.

     o   Some of the Mortgage Loans require only payments of interest until the month after the first
         Adjustment Date. After such date, the payments on the loans will be recalculated annually to fully amortize over the remaining life of the loan and the mortgagor will be required to make

                                                     S-65

         payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

         The mortgage interest rates on the Mortgage Loans will be fixed for approximately the first three, five, seven or ten years after origination (other than one mortgage loan that has no initial fixed rate period) and thereafter will adjust annually and may vary significantly over time. When a
Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be based on the Index in effect either (i) on the related Adjustment Date, (ii)
one month prior to the related Adjustment Date or (iii) forty-five, thirty-five or thirty days prior to the related Adjustment Date, plus the applicable Gross Margin and will be limited by the applicable
Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

         The pass-through rate on the Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust. In addition, because the pass-through rates on the Class A and Class B Certificates will be based on the weighted average of the Net Mortgage
Interest Rates of the applicable Mortgage Loans, disproportionate principal payments on the applicable
Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current pass-through rate on such Certificates will affect the pass-through rate for such Certificates for future periods and the yield on such Certificates.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the
Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered
Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, that a faster than anticipated rate of payments in respect of principal (including prepayments)
on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the
Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered
Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

         The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement, including any optional termination of the Trust by U.S.

                                                     S-66

Bank, as the Master Servicer.  See "The Pooling and Servicing Agreement — Optional Termination" in this term sheet supplement for a description of U.S. Bank's option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage Loans is less than 5% of the initial balance of the Mortgage Pool. The
Depositor or the Seller may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

         All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the
Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, that Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law unless, after the first
Adjustment Date for any Mortgage Loan, certain conditions to assumption specified in the related mortgage note have been satisfied by the mortgagor. However, that Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Yield Considerations" in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of related Certificates.

         As described in this term sheet supplement under "Description of the Certificates — Principal,"
the Senior Prepayment Percentage for a Loan Group of all principal prepayments initially will be distributed to the classes of related Class A Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the related Class A Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of Senior Prepayment Percentage.

Weighted Average Lives of the Offered Certificates

         The weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related
Loan Group, or all Loan Groups in the case of the Subordinate Certificates, is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments"
includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates.

                                                     S-67

Yield on the Class 1-A-R Certificates

         The after-tax rate of return to the holder of a Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold a Class 1-A-R Certificate, you may have tax liabilities during the early years of the related
REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on a Class
1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

         If you own a Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of such Class 1-A-R
Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this term sheet supplement and in the prospectus.

Yield on the Subordinate Certificates

         The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the
Mortgage Loans will be allocated to reduce the balance of the applicable class of Subordinate
Certificates (as described in this term sheet supplement under "Description of the Certificates —
Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Balance of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the due date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Class A Certificates, Net Interest
Shortfalls and other cash shortfalls in the Pool Distribution Amounts. See "Description of the
Certificates — Allocation of Losses" in this term sheet supplement.

         If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original Fractional Interest, all Unscheduled Principal Payments available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

         Realized Losses will be allocated first to the Class B Certificates with the highest numerical designation until the Class Balance of such Class B Certificates has been reduced to zero, and then

                                                     S-68

Realized Losses will be allocated to the Class B Certificates with the next highest numerical designation until the Class Balance of such Class B Certificates has been reduced to zero, and so on, in reverse of the numerical order of the Class B Certificates. If the Class Balance of any Class B
Certificates is reduced to zero, the yield to maturity on the Class B Certificates with the next highest numerical designation will become extremely sensitive to Realized Losses on the Mortgage Loans, because the entire amount of those Realized Losses will be allocated to that class of Certificates.

         There can be no assurance that the Mortgage Loans will prepay at any particular rate or that
Realized Losses will be incurred at any particular level.  You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios.  If you are purchasing Class B Certificates you should fully consider the risk that Realized
Losses on the Mortgage Loans could result in the failure to fully recover your investments.

                                             USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates against a portion of the purchase price of the Mortgage Loans. See "Method of Distribution" in this term sheet supplement.

                                     FEDERAL INCOME TAX CONSEQUENCES

         Elections will be made to treat the Trust as two separate "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes under the Code.

     o   The Certificates (other than the Class 1-A-R Certificates) will be designated as "regular interests" in a REMIC. All the Certificates (other than the Class 1-A-R Certificates) are
         "Regular Certificates" for purposes of the following discussion.

     o   The Class 1-A-R Certificates will represent ownership of the sole class of "residual interests"
         in each REMIC.

         See "Federal Income Tax Consequences —REMICS" in the prospectus.

Regular Certificates

         The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

         Some classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal
Income Tax Consequences — REMICs — Taxation of Owners of Regular Securities — Original Issue Discount"
in the prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal
Income Tax Consequences — REMICs — Taxation of Owners Regular Securities —Premium" in the prospectus.
For purposes of determining the amount and the rate of accrual of original issue discount and market

                                                     S-69

discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

         The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

     o   the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the
         Code;

     o   the Regular Certificates will be treated as "real estate assets" within the meaning of Section
         856(c)(4)(A) of the Code; and

     o   interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

         See "Federal Income Tax Consequences — REMICs — Classification of REMICs" in the prospectus.

Residual Certificates

         If you hold a Class 1-A-R Certificate, you must include the taxable income or loss of the related REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the related REMIC.

         You should consider carefully the tax consequences of any investment in the Class 1-A-R
Certificates discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, a Class 1-A-R Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See
"Federal Income Tax Consequences — REMICs — Taxation of Owners of Residual Securities — Tax and
Restrictions on Transfers of REMIC Residual Securities to Certain Organizations," "— Foreign Investors
in REMIC Certificates" and "— Mark to Market Rules" in the prospectus. Additionally, for information regarding prohibited transactions, see "Federal Income Tax Consequences — REMICs — Taxation of Owners of
Residual Securities — Prohibited Transactions and Other Possible REMIC Taxes" in the prospectus.

Backup Withholding and Reporting Requirements

         Solely with respect to Definitive Certificates, certain holders or other beneficial owners of
Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered
Certificates if those holders or beneficial owners, upon issuance, fail to supply the Certificate
Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Certificate Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences — REMICs — Foreign Investors in REMIC Certificates"
and "— Backup Withholding with Respect to REMIC Certificates" in the prospectus.

                                                     S-70

         Solely with respect to Definitive Certificates, the Certificate Administrator will be required to report annually to the Internal Revenue Service, and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only
"certificateholder" of record of the Offered Certificates is Cede, as nominee for DTC, beneficial owners of the Offered Certificates and the Internal Revenue Service will receive tax, such and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Certificate Administrator.  The Certificate Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete such reports.
See "Federal Income Tax Consequences — REMICs — Foreign Investors in REMIC Certificates" and "—
Reporting and Other Administrative Matters" in the prospectus.

Penalty Protection

         If penalties were asserted against purchasers of the Offered Certificates in respect of their treatment of the Offered Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers'
reliance on that summary and those opinions to exculpate them from the asserted penalties.

         All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                               STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

                                           ERISA CONSIDERATIONS

         A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law which is substantially similar to Section 406 of ERISA or Section 4975 of the Code  ("Similar Law") (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or Similar Law. See "ERISA Considerations"
in the prospectus.

         On April 3, 1996, the U.S. Department of Labor (the "DOL") extended to Wachovia Capital
Markets, LLC (formerly First Union Securities, Inc.), an indirect, wholly-owned subsidiary of Wachovia
Corporation, an administrative exemption (most recently amended and restated by Prohibited Transaction
Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans.

                                                     S-71

         For a general description of the Exemption and the conditions that must be satisfied for the
Exemption to apply, see "ERISA Considerations" in the prospectus.

         The underwriter believes that the purchase or holding of the Offered Certificates (other than the Class 1-A-R Certificates) by or on behalf of, or with "plan assets" of, Plans subject to Title I of
ERISA or Section 4975 of the Code may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations — Prohibited Transaction Exemptions" in the prospectus, if such Offered
Certificates are rated at least "BBB-" (or its equivalent) by S&P, Moody's, or Fitch at the time of purchase and all conditions of the Exemption, other than those within the control of the investors, are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

         The Class 1-A-R Certificates may not be purchased or held by Plans.

         Each beneficial owner of an Offered Certificate (or any interest therein) (other than Class
1-A-R Certificates) shall be deemed to have represented, by virtue of its acquisition or holding of such
Offered Certificate (or interest therein), that either (i) it is not acquiring such Offered Certificate with "plan assets" of a Plan; (ii) it has acquired and is holding such Certificate in reliance on the
Exemption, and that (1) it understands that there are certain conditions to the availability of the
Exemption, including that such Offered Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch and (2) it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended; or (iii) (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such
Offered Certificate (or interest therein) is an "insurance company general account" (as defined in DOL
Prohibited Transaction Class Exemption ("PTCE") 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         If any Offered Certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of such Offered Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such
Offered Certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, any subservicer, the Master Servicer, the Certificate Administrator, the underwriter and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         Prospective Plan investors should consult with their legal advisors concerning the impact of
ERISA, the Code and Similar Law, the applicability of PTCE 83-1, described under "ERISA Considerations"
in the prospectus, and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates (other than the Class 1-A-R Certificates).
Moreover, each Plan fiduciary should determine whether under the governing plan documents and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered
Certificates (other than the Class 1-A-R Certificates) is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of any of the Offered Certificates to a Plan investor is no respect a representation by the Depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

                                                     S-72

                                          METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement among the Depositor and Wachovia Capital Markets, LLC, as underwriter, the Depositor will agree to sell to the underwriter, and the underwriter will agree to purchase the Offered Certificates, except that a 0.01% Percentage
Interest in the Class 1-A-R Certificates is expected to be held by the Seller.

         Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor has been advised by the underwriter that it intends to make a market in the
Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates or any other Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of
1933, as amended.

         The underwriter is an affiliate of the Depositor and the Sponsor and Seller and is a registered broker/dealer. Any obligations of the underwriter are the sole responsibility of the underwriter and do not create any obligation or guarantee on the part of any affiliate of the underwriter.

                                              LEGAL MATTERS

         The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor and underwriter by Orrick, Herrington & Sutcliffe LLP, New York,
New York.

                                           CERTIFICATE RATINGS

         At their issuance, each class of Offered Certificates is required to receive from S&P and Fitch at least the rating set forth in the final term sheet.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement. S&P's and Fitch's ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. S&P's and
Fitch's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

         The Depositor has not requested a rating of any class of Offered Certificates by any Rating
Agency other than S&P and Fitch. However, there can be no assurance as to whether any other Rating
Agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other
Rating Agency. The rating assigned by any such other Rating Agency to a class of Offered Certificates may be lower than the ratings assigned by S&P and Fitch. The fees paid by the Depositor to the Rating
Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any

                                                     S-73

Certificates are outstanding.  However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

         The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

                                            GLOSSARY OF TERMS

         Below are abbreviated definitions of significant capitalized terms used in this term sheet supplement.  Capitalized terms used in this term sheet supplement but not defined in this term sheet supplement shall have the meanings assigned to them in the prospectus.  The Pooling Agreement and the
Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this term sheet supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Adjusted Pool Balance" means, with respect to any Distribution Date and Loan Group, the Pool
Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i)
all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group
(including, without limitation, amounts received as monthly payments, periodic advances, principal prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to certificateholders on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

         "Adjustment Date" means, for any Mortgage Loan, the end of the initial fixed-rate period and annually thereafter.

         "Administrative Fee Rate" means, with respect to each Mortgage Loan, the sum of the Servicing
Fee Rate and the Certificate Administration Fee Rate.

         "Administrative Fees" mean, with respect to a Loan Group, the sum of (a) the Servicing Fee payable to the applicable Servicer and (b) the Certificate Administration Fee paid to the Certificate
Administrator.

         "Advance" means, for each Distribution Date with respect to each Servicer, an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans in the Loan Groups it services and which were delinquent on the related Determination Date, to the extent such Servicer determines that such amounts will be recoverable from future collections with respect to such Mortgage Loans.

         "Aggregate Subordinate Percentage" means the percentage equivalent of a fraction, the numerator of which is the aggregate Class Balance of the Subordinate Certificates, and the denominator of which is the aggregate Pool Principal Balance for all Loan Groups.

         "Book-Entry Certificate" means a Certificate issued in book-entry form.

         "Certificate Account" means the account established and maintained with the Certificate
Administrator on behalf of certificateholders, as described in "The Pooling and Servicing Agreement —
Payments on Mortgage Loans; Accounts" in this term sheet supplement.

                                                     S-74

         "Certificate Administration Fee" means, with respect to each Loan Group, a fee in an amount equal to the product of the Certificate Administration Fee Rate and the aggregate principal balance of the Mortgage Loans in such Loan Group.

         "Certificate Administration Fee Rate" means 0.0120% per annum.

         "Certificate Administrator" means U.S. Bank National Association.

         "Certificate Owner" means a person that has acquired a beneficial ownership interest in a
Book-Entry Certificate.

         "Certificates" means the Class A Certificates and the Class B Certificates.

         "Class Balance" of a class of Certificates at any time means its initial Class Balance less (i)
all distributions of principal made to such class and (ii) losses allocated to such class as described under "Description of the Certificates — Allocation of Losses" in this term sheet supplement, plus any
Subsequent Recoveries added to the Class Balance of such class of Certificates, as described under
"Description of the Certificates—Allocation of Losses" in this term sheet supplement.

         "Collection Account" means the account established and maintained with the Master Servicer on behalf of certificateholders, as described in "The Pooling and Servicing Agreement — Payments on
Mortgage Loans; Accounts" in this term sheet supplement.

         "Compensating Interest" means, with respect to a Servicer for any month, an amount equal to the lesser of (i) the product of one-twelfth of the Servicing Fee Rate and the balance of the Mortgage Loans in the Loan Groups it services and (ii) the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on such Mortgage Loans over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

         "Corporate Trust Office" means the office of the Certificate Administrator which for purposes of transfers and exchanges and for presentment and surrender of the Certificates for final payment is 60
Livingston Ave., St. Paul, MN 55107-2292, Attention: Bond Drop Window, and whose address for all other purposes is 60 Livingston Ave., EP-MN-WS3D, St. Paul, MN 55107-2292, Attention: WMLT Series 2007-A, and
whose telephone number is (800) 934-6802.

         "Custodian" means U.S. Bank National Association.

         "Cut-off Date" means March 1, 2007.  References herein to the principal balances of the
Mortgage Loans as of the Cut-off Date refer to the outstanding principal balances of such Mortgage Loans as of the Cut-off Date, after giving effect to scheduled payments due on or prior to the Cut-off Date, whether or not received, but prior to giving effect to all principal prepayments that may be received on the Mortgage Loans prior to the Cut-off Date.

         "Deficient Valuation" has the meaning described in "Description of the Certificates —
Allocation of Losses" in this term sheet supplement.

         "Definitive Certificates" means Certificates issued in definitive, fully-registered form.

                                                     S-75

         "Deleted Mortgage Loan" means a Mortgage repurchased by the Depositor or the Seller, as applicable, or subject to a substitution with an Eligible Substitute Mortgage Loan, as described in "The
Pooling and Servicing Agreement — Repurchases of Mortgage Loans" in this term sheet supplement.

         "Determination Date" means, with respect to any Distribution Date, the sixteenth day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

         "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         "Distribution Date" means the 20th day in each month, or if such day is not a business day, the next succeeding business day, commencing in the month of April, 2007.

         "DTC" means The Depository Trust Company.

         "Eligible Substitute Mortgage Loan" means, with respect to a Deleted Mortgage Loan, a Mortgage
Loan that generally will:

     o   have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan;

     o   have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

     o   have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

     o   have a Gross Margin equal to that of the Deleted Mortgage Loan;

     o   have a Periodic Cap and Rate Ceiling equal to that of the Deleted Mortgage Loan;

     o   have the same Index and frequency of mortgage interest rate adjustment as the Deleted Mortgage
         Loan;

     o   have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

     o   comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

         "Excess Liquidation Proceeds" means, to the extent that such amount is not required by law to be paid to the related mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a
Liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related mortgage interest rate through the last day of the month in which the related liquidation date occurs, plus (ii) related liquidation expenses.

                                                     S-76

         "Exemption" has the meaning described in "ERISA Considerations" in this term sheet supplement.

         "Financial Intermediary" means the brokerage firm, bank, thrift institution or other securities intermediary that maintains a beneficial owner's account for the purpose of recording such beneficial owner's ownership of a Book-Entry Certificate.

         "Fractional Interest" has the meaning described in "Description of the Certificates — Principal
— Subordinate Principal Distribution Amount" in this term sheet supplement.

         "Gross Margin" means the percentage specified in the applicable mortgage note.

         "Group" means the classes of Class A Certificates that evidence an initial beneficial ownership interest in a common Loan Group.

         "Index" means One-Year LIBOR or One-Year CMT, as applicable.

         "Indirect Participant" means an organization that holds an ownership interest in a Certificate through a Participant.

         "Interest Accrual Period" means, with respect to any Distribution Date, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

         "Interest Distribution Amount" has the meaning described in "Description of the Certificates —
Interest" in this term sheet supplement.

         "Insurance Proceeds" means all proceeds from any insurance policies maintained in respect of a
Mortgage Loan (to the extent such proceeds are not applied to the restoration of the related mortgaged property or released in accordance with the servicing procedures of the related Servicer).

         "Liquidated Mortgage Loan" means any defaulted Mortgage Loan as to which the Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Liquidation Proceeds" means amounts received and retained in connection with the liquidation of Mortgage Loans.

         "Loan Group" means each loan group in the Mortgage Pool.

         "Loan-to-Value Ratio" of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the mortgaged property.

         "MERS" means Mortgage Electronic Registration Systems, Inc. or its designee.

         "Mortgage File" means, with respect to a Mortgage Loan:

                                                     S-77

     o   the original promissory note evidencing the Mortgage Loan endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original promissory note evidencing the Mortgage Loan has been lost;

     o   the original or a certified copy of the mortgage with evidence of recording indicated thereon
         (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

     o   an assignment in recordable form of the mortgage (or a copy, if such assignment has been submitted for recording); and

     o   if applicable, any riders or modifications to such promissory note and mortgage.

         "Mortgage Loan" means each mortgage loan sold by the Seller to the Depositor pursuant to the
Mortgage Loan Purchase Agreement.

         "Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase Agreement among the Seller and the Depositor, pursuant to which the Seller sells the Mortgage Loans to the Depositor.

         "Mortgage Pool" means the Mortgage Loans in the Loan Groups.

         "Net Interest Shortfall" means, with respect to any Distribution Date, the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls.

         "Net Mortgage Interest Rate" of a Mortgage Loan means the excess of its mortgage interest rate over the applicable Administrative Fee Rate.

         "Non-Supported Interest Shortfall" means, with respect to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of such Distribution Date exceeds the Compensating Interest for such period.

         "Offered Certificates" means the Class A Certificates and any Class B Certificates offered pursuant to a series term sheet.
         "One-Year CMT" means the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as reported by the Federal Reserve Board in statistical Release No. H.15
(519), as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the Adjustment Date or on the Adjustment Date as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

         "One-Year LIBOR" means the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar- denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable
Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date.

         "Original Subordinate Principal Balance" has the meaning described in "Description of the
Certificates — Principal — Prepayment Percentages" in this term sheet supplement.

         "Originators" means each of National City, Fifth Third, SunTrust and Wells Fargo, in such capacity.

                                                     S-78

         "Participant" means a participant in DTC, Clearstream or Euroclear, as applicable.

         "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a
Pass-Through Entity.

         "Percentage Interest" of a Certificate of a class means the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial Class Balance of such class.

         "Periodic Cap" means the cap on increases in the mortgage interest rate for a Mortgage Loan specified in the related promissory note evidencing the Mortgage Loan.

         "Plan" has the meaning described in "ERISA Considerations" in this term sheet supplement.

         "Pool Distribution Amount" has the meaning described in "Description of the Certificates — Pool
Distribution Amount" in this term sheet supplement.

         "Pool Distribution Amount Allocation" has the meaning described in "Description of the
Certificates — Priority of Distributions" in this term sheet supplement.

         "Pool Principal Balance" means, for a Loan Group for any Distribution Date, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

         "Pooling Agreement" means the Pooling and Servicing Agreement among the Depositor, the Master
Servicer and Certificate Administrator, the Servicers and the Trustee, pursuant to which the
Certificates are issued.

         "Prepayment Interest Shortfall" means, as to any Distribution Date and each Mortgage Loan subject to a principal prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Net Mortgage Interest Rate on such principal prepayment exceeds the amount of interest paid in connection with such principal prepayment.

         "Principal Amount" has the meaning described in "Description of the Certificates — Principal"
in this term sheet supplement.

         "Purchase Price" means, with respect to a Mortgage Loan, an amount equal to the sum of (i) 100%
of the unpaid principal balance of such Mortgage Loan, (ii) accrued and unpaid interest on its principal balance at the related mortgage interest rate and (iii) any costs and damages incurred by the Trust in connection with any breach of a representation by the Seller that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws.

         "Rate Ceiling" means the maximum mortgage interest rate for a Mortgage Loan.

         "Rating Agency" means each of S&P and Fitch.

         "Realized Loss" has the meaning described in "Description of the Certificates — Allocation of
Losses" in this term sheet supplement.

                                                     S-79

         "Relief Act Reduction" means a reduction in the amount of the monthly interest payment on a
Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. See "Certain
Legal Aspects of Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

         "Scheduled Principal Payments" means the amounts described in clauses (a) through (d) of the definition of Principal Amount in "Description of the Certificates — Principal" in this term sheet supplement.

         "Seller" means Wachovia Bank, National Association.

         "Senior Credit Support Depletion Date" means the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

         "Senior Percentage" means, for a Loan Group for any Distribution Date, an amount equal to (i)
the aggregate Class Balance of the Class A Certificates of such Group immediately prior to such date, divided by (ii) the Pool Principal Balance of the related Loan Group for such date.

         "Senior Prepayment Percentage" has the meaning described in "Description of the Certificates —
Principal — Prepayment Percentages" in this term sheet supplement.

         "Senior Principal Distribution Amount" means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

         (a)      the Senior Percentage for such Loan Group of the Scheduled Principal Payments for that
                  Distribution Date; and

         (b)      the Senior Prepayment Percentage for such Loan Group of the Unscheduled Principal
                  Payments for that Distribution Date.

         "Servicer" means National City, Fifth Third, SunTrust or Wells Fargo, in such capacity.

         "Servicer Custodial Account" means the separate trust account established by a Servicer for the benefit of certificateholders, as described in "The Pooling and Servicing Agreement — Payments on
Mortgage Loans; Accounts" in this term sheet supplement.

         "Servicing Fee" means, with respect to a Servicer, servicing compensation payable to such
Servicer in respect of its servicing activities.

         "Servicing Fee Rate" means, with respect to the Mortgage Loans serviced by National City,
0.250% per annum, with respect to the Mortgage Loans serviced by Fifth Third, 0.375% per annum, with respect to the Mortgage Loans serviced by SunTrust, 0.375% per annum, and with respect to the Mortgage
Loans serviced by Wells Fargo, 0.250% per annum.

         "Similar Law" has the meaning described in "ERISA Considerations" in this term sheet supplement.

         "Sponsor" means Wachovia Bank, National Association.

         "Stated Principal Balance" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time

                                                     S-80

relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and
Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation, plus any amounts capitalized by the related Servicer pursuant to a modification of such Mortgage Loan.

         "Subordinate Percentage" means, for a Loan Group for any Distribution Date, an amount equal to
100% minus the Senior Percentage for such Loan Group for such date.

         "Subordinate Prepayment Percentage" means, for a Loan Group for any Distribution Date, an amount equal to 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

         "Subordinate Principal Distribution Amount" means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

         (a)      the Subordinate Percentage for such Loan Group of the Scheduled Principal Payments for such Distribution Date; and

         (b)      the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal
                  Payments for such Distribution Date.

         "Subsequent Recovery" has the meaning described in "Description of the Certificates—Allocation of Losses" in this term sheet supplement.

         "Substitution Adjustment Amount" means, with respect to an Eligible Substitute Mortgage Loan, the amount of any shortfall, if any, between the principal balance of such Eligible Substitute Mortgage
Loan, after deduction of all monthly payments due in the month of substitution, and the Stated Principal
Balance of the related Deleted Mortgage Loan.

         "Total Senior Percentage" means the percentage equivalent of a fraction, the numerator of which is the sum of the Class Balances of the Class A Certificates of all Groups, and the denominator of which is the aggregate Pool Principal Balance for all Loan Groups.

         "Trust" means the Wachovia Mortgage Loan Trust, LLC Series 2007-A Trust.

         "Trustee" means HSBC Bank USA, National Association.

         "Undercollateralized Amount" has the meaning described in "Description of the Certificates —
Cross-Collateralization" in this term sheet supplement.

         "Undercollateralized Group" has the meaning described in "Description of the Certificates —
Cross-Collateralization" in this term sheet supplement.

         "Unscheduled Principal Payments" means the amounts described in clauses (e), (f) and (g) of the definition of Principal Amount in "Description of the Certificates — Principal" in this term sheet supplement.

                                                     S-81